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                                  EXHIBIT 10.66

                            MEZZANINE LOAN AGREEMENT

                            DATED AS OF JULY 11, 2002

                                  BY AND AMONG

     LAUGHLIN HOLDINGS LLC, MEDFORD HOLDINGS LLC AND WARRENTON HOLDINGS LLC

                           COLLECTIVELY, AS BORROWERS

                                       AND

                    UBS WARBURG REAL ESTATE INVESTMENTS INC.,

                               AS MEZZANINE LENDER

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                            MEZZANINE LOAN AGREEMENT

     THIS MEZZANINE LOAN AGREEMENT, dated as of July 11, 2002 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), by and among UBS WARBURG REAL ESTATE INVESTMENTS INC., a Delaware corporation, having an address at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019 (together with its successors and assigns, collectively, "MEZZANINE LENDER") and LAUGHLIN HOLDINGS LLC, a Delaware limited liability company, having an address at c/o Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601 (together with its permitted successors and assigns, collectively, "LAUGHLIN MEZZANINE BORROWER"), MEDFORD HOLDINGS LLC, a Delaware limited liability company, having an address at c/o Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601 (together with its permitted successors and assigns, collectively, "MEDFORD MEZZANINE BORROWER"), and WARRENTON HOLDINGS LLC, a Delaware limited liability company, having an address at c/o Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601 (together with its permitted successors and assigns, collectively, "WARRENTON MEZZANINE BORROWER"); and together with Laughlin Mezzanine Borrower and Medford Mezzanine Borrower, each a "BORROWER" and collectively, "BORROWERS").

     All capitalized terms used herein shall have the respective meanings set forth in ARTICLE 1 hereof.

                              W I T N E S S E T H :

     WHEREAS, Borrowers desire to obtain the Mezzanine Loan from Mezzanine Lender; and

     WHEREAS, Mezzanine Lender is willing to make the Mezzanine Loan to Borrowers, subject to and in accordance with the conditions and terms of this Agreement and the other Mezzanine Loan Documents.

     NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

                                    ARTICLE 1

                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     1.1    SPECIFIC DEFINITIONS.

     For all purposes of this Agreement, except as otherwise expressly provided:

     "ACCOUNTS" shall have the meaning set forth in SECTION 6.1.1.

     "ACQUIRED PROPERTY STATEMENTS" shall have the meaning set forth in SECTION 9.1(c)(i).

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     "AFFILIATE" shall mean, as to any Person, any other Person that (i) owns directly or indirectly forty-nine percent (49%) or more of all equity interests in such Person, and/or (ii) is in control of, is controlled by or is under common ownership or control with such Person, and/or (iii) is a director or officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

     "AGENT" shall mean Wachovia Bank, National Association and any successor Eligible Institution thereto.

     "AGREEMENT" shall have the meaning set forth in the introductory paragraph hereto.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "ALTERATION THRESHOLD" shall mean, with respect to any alterations to an Individual Property, the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

     "ANNUAL BUDGET" shall mean the operating and capital budget for each Individual Property setting forth, on a month-by-month basis, in reasonable detail, each line item of the good faith estimate of each respective Owner and each Borrower of the anticipated Gross Revenue, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

     "APPROVED ANNUAL BUDGET" shall have the meaning set forth in SECTION 4.1.7(e).

     "APPROVED CAPITAL EXPENDITURES" shall mean Capital Expenditures incurred by each Owner and either included in the Approved Annual Budget or approved by Mezzanine Lender, which approval shall not be unreasonably withheld or delayed.

     "APPROVED LEASING EXPENSES" shall mean actual out-of-pocket expenses which may include fees and expenses of a leasing group owned by a Borrower Affiliate if in compliance with the Approved Annual Budget incurred by the applicable Owner in leasing space at the respective Individual Property pursuant to Leases entered into in accordance with the Mezzanine Loan Documents and the Senior Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Mezzanine Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Mezzanine Lender's approval under the Mezzanine Loan Documents, and Mezzanine Lender shall have received and approved, which approval shall not be unreasonably withheld or delayed, a budget for such tenant improvement costs and a schedule of leasing commissions payments payable in connection therewith, or
(C) otherwise approved by Mezzanine Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

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     "APPROVED OPERATING EXPENSES" shall mean Operating Expenses incurred by the applicable Owner that (i) are included in the Approved Annual Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the applicable Individual Property, (iii) are for property management fees payable to Manager under the Management Agreement, such amounts not to exceed 3.0% of the monthly Gross Revenue, or (iv) have been reasonably approved by Senior Lender.

     "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from the applicable Owner, as assignor, to Senior Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, that certain Manager's Consent and Subordination of Management Agreement and Management Fees dated as of the date hereof among the applicable Borrower, the applicable Owner, Manager and Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Properties.

     "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

     "BORROWER" and "BORROWERS" shall have the meaning set forth in the introductory paragraph hereto.

     "BROKER" shall have the meaning set forth in SECTION 11.21.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

     "CAPITAL EXPENDITURES" for any period shall mean amounts expended for replacements and alterations to the Properties and required to be capitalized according to GAAP.

     "CASUALTY" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Properties or any part thereof.

     "CLOSING DATE" shall mean the date of the funding of the Mezzanine Loan.

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     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "COLLATERAL" shall have the meaning set forth in the Pledges.

     "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Properties or any part thereof.

     "CONSOLIDATED SUBSIDIARIES" shall mean as to any Person each Subsidiary of such a person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with Guarantor GAAP.

     "CO-OBLIGOR PLEDGES" shall mean, with respect to each Borrower, that certain second priority Guarantor Pledge and Security Agreement dated as of the date hereof executed and delivered by such Borrower to Mezzanine Lender as security for the Laughlin Mezzanine Loan, the Medford Mezzanine Loan or the Warrenton Mezzanine Loan, as the case may be, which encumbers the 100% equity ownership interest of such Borrower in the applicable Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "DEBT" shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium, if applicable) due to Mezzanine Lender in respect of the Mezzanine Loan under the Mezzanine Notes, this Agreement, the Pledges, the Environmental Indemnity or any other Mezzanine Loan Document.

     "DEBT SERVICE ACCOUNT" shall have the meaning set forth in the Subordinate Cash Management Agreement.

     "DEBT SERVICE COVERAGE RATIO" shall mean, a ratio for the applicable period in which:

     (a)    the numerator is the Net Cash Flow for such period; and

     (b)    the denominator is the Debt Service.

     "DEBT SERVICE" shall mean, with respect to any particular period of time, the aggregate amount of scheduled principal and interest payments due and payable under the Mezzanine Notes and the Senior Notes at any given time in respect of the applicable Individual Property during such period.

     "DEFAULT RATE" shall mean, with respect to the Mezzanine Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.

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     "DEFAULT" shall mean the occurrence of any event hereunder or under any other Mezzanine Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

     "DISCLOSURE DOCUMENT" shall have the meaning set forth in SECTION 9.2(a).

     "DISCLOSURE DOCUMENT DATE" shall have the meaning set forth in SECTION 9.1(c)(iv).

     "EASEMENTS" shall have the meaning set forth in SECTION 3.1.12.

     "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "ELIGIBLE INSTITUTION" shall mean a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's, and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

     "EMBARGOED PERSON" shall have the meaning set forth in SECTION 4.2.17 hereof.

     "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrowers and Guarantors in connection with the Mezzanine Loan for the benefit of Mezzanine Lender.

     "EQUIPMENT" shall have the meaning set forth in the granting clause of the related Mortgages with respect to each Individual Property.

     "ERISA" shall have the meaning set forth in SECTION 4.2.13.

     "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 10.1.

     "EXCHANGE ACT" shall have the meaning set forth in SECTION 9.2(a).

     "EXCHANGE ACT FILING" shall have the meaning set forth in SECTION
9.1(c)(vi).

     "EXTRAORDINARY EXPENSES" shall have the meaning set forth in SECTION 4.1.7(e).

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     "FINANCING STATEMENTS" shall mean the UCC Financing Statements naming
Borrowers, as debtors, and Mezzanine Lender, as secured party, pertaining to the Collateral, and filed with the in the appropriate filing office or offices required under applicable state law.

     "FIRST PLEDGES" shall mean, with respect to each Borrower, that certain first priority Pledge and Security Agreement dated as of the date hereof executed and delivered by such Borrower to Mezzanine Lender as security for the Laughlin Mezzanine Loan, the Medford Mezzanine Loan or the Warrenton Mezzanine Loan, as the case may be, which encumbers the 100% equity ownership interest of such Borrower in the applicable Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the Term.

     "FITCH" shall mean Fitch IBCA, Inc.

     "FIXTURES" shall have the meaning set forth in the grantIng clauses of the related Mortgages with respect to each Individual Property.

     "FULL REPLACEMENT COST" shall have the meaning set forth in SECTION 5.1.1(a)(i).

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

     "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "GROSS REVENUE" shall mean, with respect to each Individual Property, all revenue derived from the ownership and operation of such Individual Property from whatever source, including Rents.

     "GUARANTOR GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparation of the consolidated financial statements of each Guarantor dated July 11, 2002.

     "GUARANTORS" shall mean collectively, Horizon Group Properties, Inc., a Maryland corporation, and Horizon Group Properties, L.P., a Delaware limited partnership.

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     "GUARANTY" shall mean that certain Guaranty of Recourse Obligations dated as of the date hereof from Guarantors for the benefit of Mezzanine Lender.

     "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgages with respect to each Individual Property.

     "INDEBTEDNESS" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

     "INDEMNIFIED LIABILITIES" shall have the meaning set forth in SECTION 11.13(b).

     "INDEPENDENT DIRECTOR" shall have the meaning set forth in SECTION
3.1.24(p).

     "INDIVIDUAL PROPERTY" shall mean, as applicable, each of the Laughlin Property, the Medford Property and the Warrenton Property.

     "INITIAL LEVERAGE RATIO" shall mean the Leverage Ratio as of July 11, 2002.

     "INSOLVENCY OPINION" shall mean those certain bankruptcy non-consolidation opinion letters dated the date hereof delivered by Schiff Hardin & Waite in connection with the Mezzanine Loan.

     "INSURANCE PREMIUMS" shall have the meaning set forth in SECTION 5.1.1(b).

     "INTERCOMPANY INDEBTEDNESS" shall mean any Indebtedness due to the applicable Guarantor or any Subsidiary of such Guarantor from any other Subsidiary of such Guarantor.

     "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement dated as of the date hereof by and between Senior Lender and Mezzanine Lender.

     "INTEREST PERIOD" shall have the meaning set forth in SECTION 2.3.2.

     "INTEREST RATE" shall mean a rate per annum equal to seventeen and seven one-hundredths percent (17.07%), which rate includes a seven one-hundredths percent (.07%) servicing fee.

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     "JP MORGAN INDEBTEDNESS" shall mean (i) that certain indebtedness and all liabilities related thereto by and between Gretna, Sealy, Traverse City Outlet Centers, L.L.C., as borrower, and Morgan Guaranty Trust Company of New York, as lender, and (ii) that certain indebtedness and all liabilities related thereto by and between Daleville, Sommerset, Tulare Outlet Centers, L.P., as borrower, and Morgan Guaranty Trust Company of New York, as lender.

     "LAND" shall mean the real property described in SCHEDULE IV attached hereto and made a part hereof.

     "LAUGHLIN MEZZANINE BORROWER" shall have the meaning set forth in the introductory paragraph hereto.

     "LAUGHLIN MEZZANINE LOAN" shall have the meaning set forth in SECTION
2.1.1.

     "LAUGHLIN MEZZANINE NOTE" shall have the meaning set forth in SECTION
2.1.3.

     "LAUGHLIN MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $62,453.26 with respect to the Laughlin Mezzanine Loan.

     "LAUGHLIN OUTSTANDING PRINCIPAL BALANCE" shall mean, as of any date, the outstanding principal balance of the Laughlin Mezzanine Loan.

     "LAUGHLIN OWNER" shall mean Laughlin Outlet Center LLC.

     "LAUGHLIN PROPERTY" shall mean the real property known as Laughlin Outlet Center in Laughlin, Nevada, as more particularly described on SCHEDULE IV attached hereto, the Improvements thereon, the Equipment, Personal Property, Fixtures and all personal property owned by Laughlin Owner.

     "LEASE" shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "LEGAL REQUIREMENTS" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Owner, any Borrower or any Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Owner or any Borrower, at any time in force affecting any Property or any

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part thereof, including any which may (i) require repairs, modifications or alterations in or to any Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

     "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Stated Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

     "LEVERAGE RATIO" shall mean at any time the ratio, expressed as a percentage, of the Total Liabilities to Tangible Assets of each Guarantor and its respective Consolidated Subsidiaries.

     "LIABILITIES" shall have the meaning set forth in SECTION 9.2(b).

     "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting (i) all or any portion of the Properties or any interest therein, (ii) any direct or indirect interest in any Borrower or any SPC Party or (iii) all or part of the Collateral, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "MAJOR CONTRACT" shall mean (i) any property management or brokerage agreement or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts in excess of $25,000.00 or which extend beyond one year (unless cancelable on thirty (30) days or less notice)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of any Individual Property or the Collateral, whether written or oral.

     "MAJOR LEASE" shall mean any Lease which, either individually, or when taken together with any other Lease with the same Tenant or its Affiliates, (i) covers more than 3,750 square feet at any Individual Property or (ii) provides any Tenant with more than $5 per square foot as a tenant improvement allowance or landlord work allowance.

     "MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, the management agreement entered into by and between an Owner and the Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property.

     "MANAGER" shall mean Horizon Group Properties, L.P., a Delaware limited partnership, or any other manager approved by Mezzanine Lender and the Rating Agencies in accordance with the terms and conditions of the Mezzanine Loan Documents.

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     "MANAGER TERMINATION RATIO" shall have the meaning set forth in SECTION
7.3.

     "MATERIAL ALTERATION" shall have the meaning set forth in SECTION 4.1.11.

     "MATURITY DATE" shall mean the date on which the final payment of principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

     "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Mezzanine Notes and as provided for herein or the other Mezzanine Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Mezzanine Loan.

     "MEDFORD MEZZANINE BORROWER" shall have the meaning set forth in the introductory paragraph hereto.

     "MEDFORD MEZZANINE LOAN" shall have the meaning set forth in SECTION 2.1.1.

     "MEDFORD MEZZANINE NOTE" shall have the meaning set forth in SECTION 2.1.3.

     "MEDFORD MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $35,687.58 with respect to the Medford Mezzanine Loan.

     "MEDFORD OUTSTANDING PRINCIPAL BALANCE" shall mean, as of any date, the outstanding principal balance of the Medford Mezzanine Loan.

     "MEDFORD OWNER" shall mean Medford Outlet Center LLC.

     "MEDFORD PROPERTY" shall mean the real property known as Medford Outlet Center in Medford, Minnesota, as more particularly described on SCHEDULE IV attached hereto, the Improvements thereon, the Equipment, Personal Property, Fixtures and all personal property owned by Medford Owner.

     "MEZZANINE LENDER" shall have the meaning set forth in the introductory paragraph hereto.

     "MEZZANINE LOAN" shall have the meaning set forth in SECTION 2.1.1.

     "MEZZANINE LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Mezzanine Notes, the Pledges, the Subordinate Cash Management Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Financing Statements, the Guaranty, the Co-Obligor Pledges and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Mezzanine Lender in connection with the Mezzanine Loan, as the same may hereafter be amended, restated, replaced, supplemented or otherwise modified form time to time.

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     "MEZZANINE NOTE" and "MEZZANINE NOTES" shall have the respective meanings set forth in SECTION 2.1.3.

     "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean the aggregate of the Laughlin Monthly Debt Service Payment Amount, the Medford Monthly Debt Service Payment Amount and the Warrenton Monthly Debt Service Payment Amount.

     "MONTHLY PAYMENT DATE" shall mean the eleventh (11th) day of every calendar month occurring during the Term.

     "MOODY'S" shall mean Moody's Investors Service, Inc.

     "MORTGAGES" shall mean the First Mortgages and Second Mortgages, each as defined in the Senior Loan Agreement, encumbering the Properties under the Senior Loan Documents, and each being a "MORTGAGE."

     "NET CASH FLOW" shall mean, for any period, the actual net cash flow of each Individual Property as reasonably determined by mezzanine Lender after deducting therefrom deposits to (but not withdrawals from) the reserves required under the Senior Loan Documents.

     "NET PROCEEDS" shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to any Individual Property, after deduction of reasonable costs and expenses (including reasonable attorneys' fees and costs), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including reasonable attorneys' fees and costs), if any, in collecting such Award.

     "NOTICE" shall have the meaning set forth in SECTION 11.6.

     "OBLIGATIONS" shall mean, collectively, each Borrower's respective obligations for the payment of the Debt and the performance of the Other Obligations.

     "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Mezzanine Lender by each Borrower which is signed by an authorized senior officer of an SPC Party.

     "OPERATING AGREEMENTS" shall mean any covenants, restrictions or agreements of record relating to the construction, operation or use of any Individual Property.

     "OPERATING EXPENSES" shall mean all costs and expenses relating to the operation, maintenance and/or management of each Individual Property, including utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments and management fees payable under each Management Agreement not to exceed three percent (3.0%) of the monthly Gross Revenue, but excluding actual Capital Expenditures, depreciation, amortization and deposits required to be made to the reserves required under the Senior Loan Documents.

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     "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

     "OTHER OBLIGATIONS" shall mean (a) the performance of all obligations of each Borrower contained herein; (b) the performance of each obligation of each Borrower contained in any other Mezzanine Loan Document; and (c) the performance of each obligation of each Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Mezzanine Notes or any other Mezzanine Loan Document.

     "OUTSTANDING PRINCIPAL BALANCE" shall mean, as of any date, the aggregate of the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance.

     "OWNERS" shall mean, collectively, Laughlin Owner, Medford Owner and Warrenton Owner, each being an "OWNER".

     "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (i) the Liens and security interests created by the Mezzanine Loan Documents, (ii) all Liens and security interests created by the Senior Loan Documents, including, but not limited to, matters disclosed in the Title Insurance Policy relating to such Individual Property and otherwise acceptable to Mezzanine Lender in its sole discretion, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) any workers', mechanics' or similar Liens on such Individual Property provided any such Lien is discharged or bonded in accordance with Section 3.6 of the applicable Mortgage, and (v) such other title and survey exceptions as Mezzanine Lender has approved or may approve in writing in Mezzanine Lender's sole discretion.

     "PERMITTED TRANSFERS" shall have the meaning specified in SECTION 8.1.1.

     "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "PERSONAL PROPERTY" shall have the meaning set forth in the granting clauses of the related Mortgages with respect to each Individual Property.

     "PLEDGES" shall mean the First Pledges and the Co-Obligor Pledges, collectively.

     "POLICIES" shall have the meaning set forth in SECTION 5.1.1(b).

     "PREPAYMENT DATE" shall mean the date on which the Mezzanine Loan is prepaid in accordance with the terms hereof.

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     "PREPAYMENT LOCKOUT EXPIRATION DATE" shall mean July 11, 2004.

     "PROPERTIES" shall mean, collectively, the Laughlin Property, the Medford Property and the Warrenton Property, each being a "PROPERTY".

     "QUALIFIED CARRIER" shall have the meaning set forth in SECTION 5.1.1(h).

     "RATING AGENCIES" shall mean, prior to the final Securitization of the Mezzanine Loan, each of S&P, Moody's and Fitch or any other nationally-recognized statistical rating agency which has been designated by Mezzanine Lender and, after the final Securitization of the Mezzanine Loan, shall mean any of the foregoing that have rated any of the Securities.

     "RATING AGENCY CONFIRMATION" shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

     "RATING SURVEILLANCE CHARGE" shall have the meaning set forth in SECTION
9.3.

     "REGISTRATION STATEMENT" shall have the meaning set forth in SECTION
9.2(b).

     "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of SECTION 860D of the Code that holds the Mezzanine Note.

     "RENTS" shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of any Owner, any Borrower, any Manager or any of their agents or employees from any and all sources arising from or attributable to such Individual Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of such Individual Property or rendering of services by any Owner, any Borrower, any Manager or any of their agents or employees, and proceeds, if any, from business interruption or other loss of income insurance.

     "RESTORATION THRESHOLD" shall mean the lesser of (x) $250,000.00 and (y) ten percent (10%) of the outstanding principal balance due under the Senior Note related to the applicable Property.

     "RESTORATION" shall have the meaning set forth in SECTION 5.2.1.

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     "RICO" shall have the meaning set forth in SECTION 11.22(i).

     "S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

     "SECONDARY MARKET TRANSACTION" shall have the meaning set forth in SECTION 9.1(a).

     "SECURITIES" shall have the meaning set forth in SECTION 9.1(a).

     "SECURITIES ACT" shall have the meaning set forth in SECTION 9.2(a).

     "SECURITIZATION" shall have the meaning set forth in SECTION 9.1(a).

     "SENIOR CASH MANAGEMENT AGREEMENT" shall mean the Cash Management Agreement dated the date hereof among Owners, Senior Lender, Manager and Agent.

     "SENIOR DEPOSIT ACCOUNT" shall mean the "Deposit Account" established pursuant to the terms of the Senior Loan Agreement (as such term is defined in SECTION 6.1 of the Senior Loan Agreement).

     "SENIOR LENDER" shall mean UBS Warburg Real Estate Investments Inc., or any successor holder of the Senior Loan.

     "SENIOR LOAN" shall mean the $22,000,000.00 mortgage loan made by Senior Lender to Owners in accordance with the Senior Loan Agreement.

     "SENIOR LOAN AGREEMENT" shall mean the Loan Agreement dated as of the date hereof by and among Senior Lender and Owners.

     "SENIOR LOAN DOCUMENTS" shall mean the "Loan Documents" as defined in the Senior Loan Agreement.

     "SENIOR NOTES" shall mean, collectively, the Laughlin Note, the Medford Note and the Warrenton Note, as defined in the Senior Loan Agreement, each dated as of the date hereof in the aggregate original principal amount of $22,000,000.00 made by Owners and payable to Senior Lender.

     "SERVICER" shall have the meaning set forth in SECTION 11.24.

     "SERVICING AGREEMENT" shall have the meaning set forth in SECTION 11.24.

     "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in SECTION
10.2(c).

     "SPC PARTY" shall have the meaning set forth in SECTION 3.1.24(o).

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     "STANDARD STATEMENTS" shall have the meaning set forth in SECTION
9.1(c)(i).

     "STATE" shall mean Delaware.

     "STATED MATURITY DATE" shall mean July 11, 2005.

     "SUBORDINATE CASH MANAGEMENT AGREEMENT" shall mean that certain Subordinate Cash Management Agreement dated as of the date hereof among Mezzanine Lender, Borrowers, Owners and Agent.

     "SUBORDINATE DEPOSIT ACCOUNT" shall mean an Eligible Account established pursuant to the terms of the Subordinate Cash Management Agreement and controlled by Mezzanine Lender.

     "SUBSIDIARY" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

     "TANGIBLE ASSETS" means as at any date of determination thereof, the sum of all amounts that would be included as assets on a consolidated balance sheet of the applicable Guarantor and any Consolidated Subsidiaries of such Guarantor as at such date computed in accordance with Guarantor GAAP, plus (a) accumulated depreciation (as of July 11, 2002 and at any date of determination subsequent thereto), computed in accordance with Guarantor GAAP, actually included in such calculation for each fiscal period ending subsequent to July 11, 2002, for all items of real property included therein, MINUS (b) the assets which secure the JP Morgan Indebtedness, (c) the amount of any Intercompany Indebtedness, (d) the amount of any other Indebtedness owed to such Guarantor or any Subsidiary of such Guarantor, by any member, officer, director or Affiliate of such Guarantor or any Subsidiary of such Guarantor, (e) the value of any intangible assets (including any value attributable to goodwill, organizational expenses, trademarks, tradenames and similar intellectual property rights, franchises, licenses, and other items which would properly be treated as intangibles in accordance with Guarantor GAAP, (f) the unamortized cost of mortgage servicing contracts or other value attributable to mortgage servicing contracts or rights (whether or not the value of any such rights would be included in the computation of assets or net worth under Guarantor GAAP), (g) all reserves, prepaid expenses, deferred charges or unamortized debt discount and expense (except those paid or incurred in the ordinary course of business), (h) without duplication of amounts allocable to assets already excluded therefrom in accordance with Guarantor GAAP, the value of any other securities of, capital contributions to, or investments in any Affiliate of such Guarantor unless publicly traded, readily marketable, or capable of independent valuation, but not readily marketable because of, for example, restrictions on transfer or other requirements of law where such restrictions or requirements are reasonably taken into consideration in determining the value thereof), and (i) any write-up in the book value of any asset (other then readily marketable securities) resulting from a revaluation thereof subsequent to such Guarantor's fiscal year end for the most recent fiscal year end of such Guarantor.

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     "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Properties or part thereof, together with all interest and penalties thereon.

     "TENANT" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of any Individual Property.

     "TERM" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Obligations and full performance of each and every obligation to be performed by Borrowers pursuant to the Mezzanine Loan Documents.

     "TERRORISM INSURANCE CAP" shall have the meaning set forth in SECTION 5.1.1(h).

     "TITLE INSURANCE POLICY" shall mean, with respect to each Individual Property, collectively, (i) the lender's title insurance policies issued to Senior Lender in connection with the Senior Loan and (ii) a UCC Plus insurance policy in the form acceptable to Mezzanine Lender issued with respect to the Financing Statements.

     "TOTAL LIABILITIES" shall mean, as at any date of determination thereof, the sum for the applicable Guarantor and its Consolidated Subsidiaries, determined (without duplication) in accordance with the Guarantor GAAP, of all Indebtedness of such Guarantor and its Consolidated Subsidiaries, but excluding the JP Morgan Indebtedness and all accrued liabilities related thereto.

     "TRANSFER FEE" shall have the meaning set forth in SECTION 8.1.2(a).

     "TRANSFER" shall have the meaning set forth in SECTION 4.2.1.

     "TRANSFEROR" shall have the meaning set forth in SECTION 3.1.43.

     "TRUSTEE" shall mean any trustee holding the Mezzanine Loan in a Securitization.

     "U.S. OBLIGATIONS" shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, and (ii) not subject to prepayment, call or early redemption.

     "U.S. PERSON" shall mean any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state, commonwealth or district thereof, or (iii) any estate or trust that is subject to United States federal income taxation, regardless of the source of its income.

     "UBS GROUP" shall have the meaning set forth in SECTION 9.2(b).

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     "UBS" shall have the meaning set forth in SECTION 9.2(b).

     "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State.

     "UNDERWRITER GROUP" shall have the meaning set forth in SECTION 9.2(b).

     "UPDATED INFORMATION" shall have the meaning set forth in SECTION
9.1(b)(i).

     "WARRENTON MEZZANINE BORROWER" shall have the meaning set forth in the introductory paragraph hereto.

     "WARRENTON MEZZANINE LOAN" shall have the meaning set forth in SECTION
2.1.1.

     "WARRENTON MEZZANINE NOTE" shall have the meaning set forth in SECTION
2.1.3.

     "WARRENTON MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $26,765.68 with respect to the Warrenton Mezzanine Loan.

     "WARRENTON OUTSTANDING PRINCIPAL BALANCE" shall mean, as of any date, the outstanding principal balance of the Warrenton Mezzanine Loan.

     "WARRENTON OWNER" shall mean Warrenton Outlet Center LLC.

     "WARRENTON PROPERTY" shall mean the real property known as Warrenton Outlet Center in Warrenton, Missouri, as more particularly described on SCHEDULE IV attached hereto, the Improvements thereon, the Equipment, Personal Property, Fixtures and all personal property owned by Warrenton Owner.

     "YIELD MAINTENANCE PREMIUM" shall mean, with respect to any payment or prepayment of principal or acceleration of the Mezzanine Loan on or before the Prepayment Lockout Expiration Date, an amount an amount equal to the product of the following: (A) the amount of such prepayment (or the amount of principal so accelerated), multiplied by (B) the Interest Rate, multiplied by (C) a fraction (expressed as a percentage) having a numerator equal to the number of days difference between the Prepayment Lockout Expiration Date and the date such prepayment occurs (or the next succeeding Monthly Payment Date through which interest has been paid by Borrowers) and a denominator equal to 360.

     1.2    PRINCIPLES OF CONSTRUCTION.

     All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word "including" shall

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mean "including but not limited to". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined

                                    ARTICLE 2

                               THE MEZZANINE LOAN

     2.1    THE MEZZANINE LOAN.

            2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, on the Closing Date Mezzanine Lender shall (i) make a loan to Laughlin Mezzanine Borrower and Laughlin Mezzanine Borrower shall accept a loan from Mezzanine Lender in the original principal sum of up to $1,750,000.00 (the "LAUGHLIN MEZZANINE LOAN"), (ii) make a loan to Medford Mezzanine Borrower and Medford Mezzanine Borrower shall accept a loan from Mezzanine Lender in the original principal sum of up to $1,000,000.00 (the "MEDFORD MEZZANINE LOAN"), and (iii) make a loan to Warrenton Mezzanine Borrower and Warrenton Mezzanine Borrower shall accept a loan from Mezzanine Lender in the original principal sum of up to $750,000.00 (the "WARRENTON MEZZANINE Loan"; and the Warrenton Mezzanine Loan, together with the Laughlin Mezzanine Loan and the Medford Mezzanine Loan, collectively, the "MEZZANINE LOAN").

            2.1.2 SINGLE DISBURSEMENT TO BORROWERS. Laughlin Mezzanine Borrower, Medford Mezzanine Borrower and Warrenton Mezzanine Borrower shall receive only one borrowing hereunder in respect of the Laughlin Mezzanine Loan, the Medford Mezzanine Loan and the Warrenton Mezzanine Loan, respectively, and any amount borrowed and repaid hereunder by the applicable Borrower in respect of the Laughlin Mezzanine Loan, the Medford Mezzanine Loan and the Warrenton Mezzanine Loan may not be reborrowed by the applicable Borrower or any other Borrower.

            2.1.3 THE MEZZANINE NOTES. The Laughlin Mezzanine Loan shall be evidenced by that certain promissory note dated the date hereof, in the stated principal amount of One Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,750,000.00) executed by Laughlin Mezzanine Borrower and payable to the order of Mezzanine Lender in evidence of the Laughlin Mezzanine Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "LAUGHLIN MEZZANINE NOTE") and shall be repaid in accordance with the terms of this Agreement and the Laughlin Mezzanine Note. The Medford Mezzanine Loan shall be evidenced by that certain promissory note dated the date hereof, in the stated principal amount of One Million and No/100 Dollars ($1,000,000.00) executed by Medford Mezzanine Borrower and payable to the order of Mezzanine Lender in evidence of the Medford Mezzanine Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "MEDFORD MEZZANINE NOTE") and shall be repaid in accordance with the terms of this Agreement and the Medford Mezzanine Note. The Warrenton Mezzanine Loan shall be evidenced by that certain promissory note dated the date hereof, in the stated principal amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) executed by Warrenton Mezzanine Borrower and payable to the order of Mezzanine Lender in

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evidence of the Warrenton Mezzanine Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "WARRENTON MEZZANINE NOTE"; and the Warrenton Mezzanine Note, together with the Laughlin Mezzanine Note and the Medford Mezzanine Note, individually, a "MEZZANINE NOTE" and, collectively, the "MEZZANINE NOTES"), and shall be repaid in accordance with the terms of this Agreement and the Warrenton Mezzanine Note.

            2.1.4 USE OF PROCEEDS. Laughlin Mezzanine Borrower, Medford Mezzanine Borrower and Warrenton Mezzanine Borrower shall use proceeds of the Laughlin Mezzanine Loan, Medford Mezzanine Loan and Warrenton Mezzanine Loan, respectively to (i) make a capital contribution to the respective Owner and (ii) pay costs and expenses incurred in connection with the closing of the Mezzanine Loan, as approved by Mezzanine Lender. Any excess proceeds may be used for any lawful purpose.

     2.2    INTEREST RATE.

            2.2.1 INTEREST RATE. Interest on each of the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance shall accrue throughout the Term at the Interest Rate.

            2.2.2 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Laughlin Mezzanine Loan, Medford Mezzanine Loan and the Warrenton Mezzanine Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Mezzanine Lender shall elect.

            2.2.3 INTEREST CALCULATION. Interest on each of the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance shall be calculated by multiplying (A) the actual number of days elapsed in the period for which the calculation is being made by (B) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (C) each of the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance, as applicable. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

            2.2.4 USURY SAVINGS. This Agreement and the other Mezzanine Loan Documents are subject to the express condition that at no time shall Borrowers be required to pay interest on the principal balance of the Mezzanine Loan at a rate which could subject Mezzanine Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Mezzanine Loan Documents, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the

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Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Mezzanine Lender for the use, forbearance, or detention of the sums due under the Mezzanine Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Mezzanine Loan until payment in full so that the rate or amount of interest on account of the Mezzanine Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Mezzanine Loan for so long as the Mezzanine Loan is outstanding.

     2.3    MEZZANINE LOAN PAYMENTS.

            2.3.1     MONTHLY PAYMENTS.

            (a) Laughlin Mezzanine Borrower shall pay to Mezzanine Lender on each Monthly Payment Date beginning on August 11, 2002 and thereafter throughout the Term, a payment of principal and interest in an amount equal to the Laughlin Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to the Laughlin Outstanding Principal Balance.

            (b) Medford Mezzanine Borrower shall pay to Mezzanine Lender on each Monthly Payment Date beginning on August 11, 2002 and thereafter throughout the Term, a payment of principal and interest in an amount equal to the Medford Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to the Medford Outstanding Principal Balance.

            (c) Warrenton Mezzanine Borrower shall pay to Mezzanine Lender on each Monthly Payment Date beginning on August 11, 2002 and thereafter throughout the Term, a payment of principal and interest in an amount equal to the Warrenton Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to the Warrenton Outstanding Principal Balance.

            2.3.2 PAYMENTS GENERALLY. Each interest accrual period (each, an "INTEREST PERIOD") shall commence on the eleventh (11th) day of each calendar month during the term of the Mezzanine Loan and shall end on and include the tenth (10th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Mezzanine Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrowers, to change the Monthly Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than five (5) days later than the eleventh day of each calendar month; PROVIDED, HOWEVER, that if Mezzanine Lender shall have elected to change the Monthly Payment Date as aforesaid, Mezzanine Lender shall adjust the Interest Period accordingly. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Mezzanine

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Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

            2.3.3 PAYMENT ON MATURITY DATE. Laughlin Mezzanine Borrower, Medford Mezzanine Borrower and Warrenton Mezzanine Borrower shall pay to Mezzanine Lender on the Maturity Date the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance, respectively, all accrued and unpaid interest and all other amounts due hereunder and under the Mezzanine Notes, the Pledges and the other Mezzanine Loan Documents.

            2.3.4 LATE PAYMENT CHARGE. If any principal, interest or any other sum due under the Mezzanine Loan Documents, including the payment of principal due on the Maturity Date, is not paid by any Borrower on the date on which it is due, such Borrower shall pay to Mezzanine Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Mezzanine Lender in handling and processing such delinquent payment and to compensate Mezzanine Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledges and the other Mezzanine Loan Documents.

            2.3.5     METHOD AND PLACE OF PAYMENT.

            (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Mezzanine Notes shall be made to Mezzanine Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Mezzanine Lender's office or at such other place as Mezzanine Lender shall from time to time designate in writing, and any funds received by Mezzanine Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

            (b) Whenever any payment to be made hereunder or under any other Mezzanine Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, during such extension.

            (c) All payments required to be made by any of the Borrowers hereunder or under the Mezzanine Notes or the other Mezzanine Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

            (d) Nothing contained herein shall be deemed a waiver of or amendment to the joint and several liability of Borrowers for the Obligations nor the method of or description of payments to be made hereunder.

            2.4       PREPAYMENTS.

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            2.4.1     VOLUNTARY PREPAYMENTS.

            (a) Borrowers expressly waive any right to prepay the Mezzanine Loan, in whole or in part, except as hereinafter provided.

            (b) Notwithstanding anything herein or in any other Mezzanine Loan Documents to the contrary, except as the result of an acceleration of the Stated Maturity Date or if expressly required or permitted under any Mezzanine Loan Document, including (i) payments of the Monthly Debt Service Payment Amount, (ii) prepayments of the Mezzanine Loan in its entirety pursuant to
SECTION 2.4.1(c) and the satisfaction of the terms and conditions contained therein and (iii) as a result of any of the mandatory prepayment events specified in SECTION 2.4.2, Borrowers may not voluntarily prepay the Mezzanine Loan, in whole or in part, prior to the Prepayment Lockout Expiration Date.

            (c) Provided that no Event of Default shall have occurred and be continuing, Borrowers may, at any time following the Prepayment Lockout Expiration Date, elect to prepay the Mezzanine Loan, in whole (but not in part), on any Business Day, provided, with respect to any prepayment (i) Borrowers have given Mezzanine Lender written notice of such prepayment not more than thirty
(30) days and not less than fifteen (15) days prior to the date of such prepayment and (ii) such prepayment is accompanied by all interest accrued on the amount so prepaid and all other fees and other sums due hereunder and under the other Mezzanine Loan Documents up to and including the date of prepayment, if any; PROVIDED, HOWEVER, that if such prepayment occurs on a day other than a Monthly Payment Date, Borrowers shall also pay to Mezzanine Lender interest which would have accrued thereon to the next Monthly Payment Date.

            (d) Except as otherwise expressly provided hereunder, the Yield Maintenance Premium shall be due under any and all circumstances where all or any portion of the Mezzanine Loan is paid on or prior to the Prepayment Lockout Expiration Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from Mezzanine Lender's exercise of its rights upon Borrowers' default and acceleration of the Maturity Date (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other fees or sums due hereunder or under any of the other Mezzanine Loan Documents. No tender of a prepayment with respect to which the Yield Maintenance Premium is due shall be effective unless such prepayment is accompanied by the Yield Maintenance Premium.

            (e) If Borrowers have elected to prepay the Mezzanine Loan in whole pursuant to SECTION 2.4.1(c) above, the Collateral shall be released from the Lien of the Pledge and Financing Statements. In connection with such release of the Lien, Borrowers shall submit to Mezzanine Lender, not less than thirty
(30) days prior to the Prepayment Date (or such shorter time as is acceptable to Mezzanine Lender in its sole discretion), a release of Lien (and related Mezzanine Loan Documents) for execution and approval by Mezzanine Lender. Such release shall be in a form appropriate in the jurisdiction in which the Financing Statements were filed and contain standard provisions protecting the rights of the releasing lender. In addition, Borrowers shall provide all other documentation Mezzanine Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrowers shall pay all costs, taxes and expenses associated with the

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release of the Lien of the Pledges and the Financing Statements, including
Mezzanine Lender's reasonable attorneys' fees. Except as set forth in this
SECTION 2.4, no repayment or prepayment of all or any portion of the Mezzanine Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Pledges and the Financing Statements on the Collateral.

            2.4.2     MANDATORY PREPAYMENTS.

            (a) If Mezzanine Lender is not obligated to make Net Proceeds available to any Borrower for Restoration in respect of an Individual Property, on the next occurring Monthly Payment Date following the date on which (a) Mezzanine Lender actually receives any Net Proceeds, and (b) Mezzanine Lender has determined that such Net Proceeds shall be applied against the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance or the Warrenton Outstanding Principal Balance, as applicable, such Borrower shall prepay, or authorize Mezzanine Lender to apply Net Proceeds as a prepayment of, the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance or the Warrenton Outstanding Principal Balance, as applicable, in an amount equal to one hundred percent (100%) of such Net Proceeds. So long as no Event of Default has occurred and is continuing, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this SECTION
2.4.2. Any partial prepayment under this SECTION 2.4.2 shall be applied to the last payments of principal due under the Laughlin Mezzanine Loan, the Medford Mezzanine Loan or the Warrenton Mezzanine Loan, as applicable.

            (b) Any sums that otherwise would be payable to Owners or distributable to Borrowers in connection with the refinancing or other payoff of the Senior Loan permitted hereunder (including any refund of reserves on deposit with Senior Lender) shall be immediately remitted by Borrowers to Mezzanine Lender up to the amount necessary to fully repay the Mezzanine Loan including all interest accrued to the date of prepayment and any other sums then due and payable by Borrowers to Mezzanine Lender, including, the applicable Yield Maintenance Premium (if such prepayment occurs on or prior to the Prepayment Lockout Expiration Date).

            2.4.3 PREPAYMENTS AFTER DEFAULT. If, after an Event of Default, payment of all or any part of the Debt is tendered by any of the Borrowers, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in SECTION
2.4.1 and Borrowers, such purchaser at foreclosure or other Person shall pay the Yield Maintenance Premium (if such payment occurs on or prior to the Prepayment Lockout Expiration Date), in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Mezzanine Loan Documents.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     3.1    BORROWER REPRESENTATIONS.

     As an inducement to Mezzanine Lender to enter into this Agreement and to make the Mezzanine Loan, each Borrower hereby represents and warrants as follows (except to the extent (if

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any) disclosed on SCHEDULE III with reference to a specific Section of this
ARTICLE 3), which representations and warranties shall be true and correct as of the date hereof and shall survive the Closing Date hereunder and each Borrower shall, to the extent reasonably in such Borrower's control, unless otherwise permitted hereunder (including, without limitation, in connection with a Permitted Transfer) or agreed to in writing by Mezzanine Lender, cause such representations and warranties to remain true and correct until all of the Obligations are repaid in full:

            3.1.1 ORGANIZATION. Each Owner, each Borrower and each SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its Obligations hereunder, and each Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Mezzanine Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Mezzanine Loan Documents and all the transactions contemplated hereby.

            3.1.2 PROCEEDINGS. This Agreement and the other Mezzanine Loan Documents have been duly authorized, executed and delivered by each Borrower and constitute a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3.1.3 NO CONFLICTS. The execution and delivery of this Agreement and the other Mezzanine Loan Documents by each Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which any Owner or any Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of any Owner's or any Borrower's organizational documents or any agreement or instrument to which any Owner or any Borrower is a party or by which it is bound, or any order or decree applicable to any Owner or any Borrower, or result in the creation or imposition of any Lien on any of any Owner's or any Borrower's assets or property (other than pursuant to the Senior Loan Documents or the Mezzanine Loan Documents).

            3.1.4 LITIGATION. There is no action, suit, proceeding or investigation pending or, to each Borrower's best knowledge, threatened against any Borrower, any SPC Party, any Owner, any Guarantor, the Manager or the Property in any court or by or before any other Governmental Authority which, if adversely determined, might materially and adversely affect the condition (financial or otherwise) or business of any Borrower (including the ability of any Borrower to carry out the transactions contemplated by this Agreement), such SPC Party any Owner, any Guarantor, Manager or the condition or ownership of the Properties or the Collateral.

            3.1.5 AGREEMENTS. No Borrower or Owner is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would have consequences that would materially and adversely affect the condition (financial or

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other) or operations of any Borrower or any Owner or its respective properties or might have consequences that would materially and adversely affect Borrower's performance hereunder. No Borrower or Owner is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Collateral or any Individual Property is bound.

            3.1.6 CONSENTS. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by any Borrower of, or compliance by any Borrower with, this Agreement or the other Mezzanine Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by each Borrower.

            3.1.7 TITLE. Each Owner has good, marketable and insurable fee simple title to the real property comprising part of each Individual Property and good title to the balance of such Individual Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. Each First Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on each Owner's interest in the applicable Individual Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to Permitted Encumbrances. Each Second Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, second priority, perfected Lien on each Owner's interest in the applicable Individual Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. To each Owner's and each Borrower's best knowledge, there are no mechanics', materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting any Individual Property which are or may be Liens prior to, or equal or coordinate with, the Liens created by the Senior Loan Documents or the Mezzanine Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate,
(a) materially interfere with the benefits of the security intended to be provided by each Mortgage and this Agreement, (b) materially and adversely affect the value of any Individual Property, (c) impair the use or operations of any Individual Property, or (d) impair any Owner's or any Borrower's ability to pay its obligations in a timely manner.

            3.1.8 NO PLAN ASSETS. As of the date hereof and throughout the Term (i) each Borrower is not and will not be an "employee benefit plan," as defined in SECTION 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. SECTION 2510.3-101, (iii) each Borrower is not and will not be a "governmental plan" within the meaning of
SECTION 3(32) of ERISA, and (iv) transactions by or with any Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

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            3.1.9     COMPLIANCE. Each Borrower, each Owner and, to Borrower's
best knowledge, the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes except as may be otherwise disclosed in the Permitted Encumbrances or Title Insurance Policies. No Owner or any Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of any Owner or any Borrower. No Owner or Borrower has committed any act which may give any Governmental Authority the right to cause any Owner or any Borrower to forfeit any Individual Property, the Collateral or any part thereof or any monies paid in performance of any Borrower's Obligations under any of the Mezzanine Loan Documents. The Properties are used exclusively for retail outlet center purposes and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the best knowledge of each Borrower, threatened with respect to the zoning of any Individual Property. Neither the zoning nor any other right to construct, use or operate any Individual Property is in any way dependent upon or related to any property other than the applicable Individual Property. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property and all other restrictions, covenants and conditions affecting such Individual Property.

            3.1.10 FINANCIAL INFORMATION. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Mezzanine Lender in respect of each Borrower, each Owner and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of each Borrower, each Owner and the Properties as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. No Owner or Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to any Borrower and reasonably likely to have a materially adverse effect on any Borrower, any Owner, the Properties or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of any Borrower, any Owner or the Properties from that set forth in said financial statements.

            3.1.11 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to each Borrower's best knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

            3.1.12 EASEMENTS; UTILITIES AND PUBLIC ACCESS. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "EASEMENTS"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the applicable Title Insurance Policy and, to Borrower's best knowledge, are in full force and effect without default thereunder. Each Individual Property has rights of access

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to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located in the public right-of-way abutting such Individual Property, and all such utilities are connected so as to serve such Individual Property without passing over other property absent a valid easement. All roads necessary for the use of each Individual Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

            3.1.13 SEPARATE LOTS. Each Individual Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Individual Property.

            3.1.14 ASSESSMENTS. There are no pending or, to Borrower's best knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor, to Borrower's best knowledge, are there any contemplated improvements to the Property that may result in such special or other assessments.

            3.1.15 ENFORCEABILITY. The Mezzanine Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, nor would the operation of any of the terms of the Mezzanine Loan Documents, or the exercise of any right thereunder, render the Mezzanine Loan Documents unenforceable, and no Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            3.1.16    COLLATERAL.

            (a) Borrowers are the sole beneficial owners of the Collateral and no Lien exists or will exist (except the Permitted Encumbrances) upon the Collateral at any time and no right or option to acquire the same exists in favor of any other Person.

            (b) The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledges).

            (c) The chief place of business of each Borrower and the office where each Borrower keeps its records concerning the Collateral will be located at all times at the address specified as such Borrower's address in
SECTION 11.6.

            (d) There is no certificate or instrument evidencing or representing any of the Collateral.

            (e) The Pledges and the Financing Statements create a valid security interest in the Collateral, securing the payment of the Obligations, and upon the filing in the appropriate filing offices of the Financing Statements, such security interest will be perfected, first priority security interests under the First Pledge and second priority security interests under the Co-Obligor Pledge, and all filings and other actions necessary to perfect such security interests will have been duly taken. Upon the exercise of its rights and remedies under the Pledges and the Financing Statements, Mezzanine Lender will succeed to all of the rights, title and interest of each Borrower in each Owner

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without the consent of any other Person and will, without the consent of any other Person, be admitted as a member in such Owner. Each Owner is, and will be taxed, as a partnership and not as a corporation under the Code and all other applicable laws.

            3.1.17 INSURANCE. Each Borrower has obtained and has delivered (or has caused each Owner to obtain and deliver) to Mezzanine Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including any Owner or any Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

            3.1.18 LICENSES. All permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and/or operation of each Individual Property in the manner in which such Individual Property is currently being used, occupied and operated have been obtained and, to the applicable Borrower's best knowledge, and are in full force and effect.

            3.1.19 FLOOD ZONE. None of the Improvements on any Individual Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

            3.1.20 PHYSICAL CONDITION. Each Individual Property, including all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, Equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower's best knowledge, there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and no Borrower or any Owner has received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

            3.1.21 BOUNDARIES. All of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances affecting any Individual Property encroach upon any of the Improvements, so as to affect the value or marketability of such Individual Property, except those which are insured against by the applicable Title Insurance Policy.

            3.1.22 LEASES. Each rent roll attached hereto as SCHEDULE I is true, complete and correct in all material respects and no Individual Property is subject to any Leases other than the Leases described in SCHEDULE I. The Leases identified on SCHEDULE I are in full force and effect, there are no defaults under any Major Lease by either party and, with respect to any Leases that are not Major Leases, to Borrower's best knowledge, there are no defaults thereunder by either party. The copies of the Leases delivered to Mezzanine Lender are true and complete, and there are no oral agreements with respect thereto. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by any Owner under each Lease has

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been performed as required and has been accepted by the applicable Tenant. Any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by each Owner to any Tenant has already been received by such Tenant. The Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises and have commenced the payment of rent under the Leases. Each Borrower has delivered (or has caused each Owner to deliver) to Mezzanine Lender a true, correct and complete list of all security deposits made by Tenants at the applicable Individual Property which have not been applied (including accrued interest thereon), all of which are held by the applicable Owner in accordance with the terms of the applicable Lease and applicable Legal Requirements. To Borrower's best knowledge, each Tenant under a Major Lease is free from bankruptcy or reorganization proceedings. To Borrower's best knowledge, no Tenant under any Lease is in default under the terms and conditions of such Lease. No Tenant under any Lease (or any sublease) is an Affiliate of any Borrower or any Owner, except as may be otherwise disclosed on SCHEDULE I. The Tenants under the Leases are open for business and paying full, unabated rent. There are no brokerage fees or commissions due and payable in connection with the leasing of space at the Properties, except as has been previously disclosed to Mezzanine Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Mezzanine Lender in writing.

            3.1.23 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of each Individual Property to the applicable Owner have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mezzanine Loan Documents and the Senior Loan Documents (including the Mortgages) have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of any Individual Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established pursuant to the Senior Loan Documents, by this Agreement or are insured against by the applicable Title Insurance Policy.

            3.1.24 SINGLE PURPOSE. Each Borrower hereby represents and warrants to, and covenants with, Mezzanine Lender that as of the date hereof and until such time as the Obligations shall be paid and performed in full:

            (a) Such Borrower does not own and will not own any asset or property other than (i) the Collateral and indirect ownership of the applicable Property, and (ii) incidental personal property necessary in connection therewith.

            (b) Such Borrower has not engaged and will not engage in any business other than the ownership, management and operation of the Properties and/or the Collateral and Borrower will conduct and operate its business as presently conducted and operated.

            (c) Such Borrower has not and will not enter into any contract or agreement with any Affiliate of any Borrower or any Owner, any constituent party of any Borrower or any Owner or

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any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

            (d) Such Borrower has not incurred and will not incur any Indebtedness other than the Debt.

            (e) Such Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

            (f) Such Borrower is and will remain solvent and such Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

            (g) Such Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and such Borrower will not, nor will Borrower permit Owner or any SPC Party to, (i) terminate or fail to comply with the provisions of its respective organizational documents or, (ii) unless (A) Mezzanine Lender has consented and
(B) following a Securitization of the Mezzanine Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation, amend, modify or otherwise change its operating agreement or other organizational documents.

            (h) Such Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person, including, without limitation, any other Borrower. Such Borrower's assets will not be listed as assets on the financial statement of any other Person, PROVIDED, HOWEVER, that such Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements or the notes thereto to indicate the separateness of such Borrower and such Affiliates and to indicate that such Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on such Borrower's own separate balance sheet. Such Borrower will file its own tax returns (to the extent such Borrower is required to file any tax returns) and will not file a consolidated federal income tax return with any other Person, unless required by any Legal Requirements, tax code or GAAP. Such Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.

            (i) Such Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Borrower or any constituent party of such Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

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            (j)       Such Borrower has maintained and will maintain adequate
capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

            (k) Neither such Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, consolidation, asset sale, or merger, in whole or in part, of Borrower.

            (l) Such Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

            (m) Such Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person, except as provided herein and in any other Mezzanine Loan Documents.

            (n) Such Borrower has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

            (o) Such Borrower's general partner or managing member, as applicable, (each, an "SPC PARTY") shall be a corporation whose sole asset is its interest in such Borrower and each such SPC Party (i) will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this SECTION 3.1.24; (ii) will at all times comply with each of the representations, warranties, and covenants contained in this SECTION 3.1.24 (other than subsections (a), (b), (d) and (aa)) as if such representation, warranty or covenant was made directly by such SPC Party; (iii) will not engage any business or activity other than owning an interest in such Borrower; (iv) will not acquire or own any assets other than its partnership or membership interest in such Borrower; and (v) will not incur any Obligations, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than unsecured trade payables incurred in the ordinary course of business related to the ownership of an interest in such Borrower that (x) do not exceed at any one time $10,000, and (y) are paid within thirty (30) days after the date incurred. Upon the withdrawal or the disassociation of an SPC Party from such Borrower, such Borrower shall immediately appoint a new SPC Party whose articles of incorporation are substantially similar to those of such SPC Party and deliver a new non-consolidation opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new SPC Party and its equity owners.

            (p) The organizational documents of each SPC Party shall provide that (and such Borrower shall at all times cause there to be) at least two duly appointed members of the board of directors (an "INDEPENDENT DIRECTOR") of such SPC Party reasonably satisfactory to Mezzanine Lender who shall not have been at the time of such individual's appointment or at any time while serving as an Independent Director, and may not have been at any time during the preceding five (5) years (i) a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of any Borrower or any Affiliate of either of them, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with a SPC Party, any

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Borrower or any Affiliate of either of them, (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

            (q) The organizational documents of each SPC Party shall provide that the board of directors of such SPC Party shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a unanimous vote of the board of directors of such SPC Party unless at the time of such action there shall be at least two members of the board of directors who are Independent Directors (and such Independent Directors have participated in such vote). The SPC Party will not without the unanimous written consent of its board of directors including the Independent Directors, on behalf of itself or such Borrower (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official, (iii) take any action that might cause such entity to become insolvent, or (iv) make an assignment for the benefit of creditors.

            (r) Such Borrower shall conduct its business so that the assumptions made with respect to such Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, such Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding such Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this SECTION 3.1.24, and (iii) all of the organizational documents of such Borrower and any SPC Party.

            (s) Such Borrower will not permit any Affiliate or constituent party independent access to its bank accounts.

            (t) Such Borrower has paid and shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

            (u) Such Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

            (v) Such Borrower has not, and without the unanimous consent of all of its directors or members (including all Independent Directors), as applicable, will not (i) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such

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Borrower's properties, (iii) make any assignment for the benefit of such
Borrower's creditors or (iv) take any action that might cause such Borrower to become insolvent.

            (w) Such Borrower has maintained and will maintain an arm's-length relationship with its Affiliates.

            (x) Such Borrower has allocated and will allocate fairly and reasonably shared expenses, including shared office space.

            (y) Except in connection with the Mezzanine Loan, such Borrower has not pledged and will not pledge its assets for the benefit of any other Person.

            (z) Such Borrower has and will have no obligation to indemnify its officers, directors or members, as the case may be, or has such an obligation that is fully subordinated to the Obligations and will not constitute a claim against it if cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation.

            (aa) If such Borrower is a limited liability company, such Borrower has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (i) such entity will dissolve only upon the bankruptcy of the managing member, (ii) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (iii) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Mezzanine Loan is outstanding.

            (bb) Such Borrower and each Independent Director will consider the interests of such Borrower's creditors in connection with all limited liability company actions.

            3.1.25 TAX FILINGS. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by such Borrower. Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

            3.1.26 SOLVENCY. No Borrower (i) has entered into the transaction or any Mezzanine Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) each Borrower received reasonably equivalent value in exchange for its Obligations under the Mezzanine Loan Documents. Giving effect to the Mezzanine Loan, the fair saleable value of each Borrower's assets exceeds and will, immediately following the making of the Mezzanine Loan, exceed such Borrower's total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Borrower's assets is, and will immediately following the making of the Mezzanine Loan, will be, greater than such Borrower's probable liabilities, including the

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maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. No Borrower's assets do and, immediately following the making of the Mezzanine Loan will, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, and no Borrower believes that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by each Borrower and the amounts to be payable on or in respect of the Obligations of each Borrower).

            3.1.27 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Mezzanine Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Mezzanine Loan Documents.

            3.1.28 OWNERSHIP OF OWNER; ORGANIZATIONAL CHART. Borrowers are the owners of 100% of the issued and outstanding ownership interests in the respective Owners, free and clear of all Liens and encumbrances. No other ownership interests in any Owners have been issued or are issuable. All of the ownership interests in Owners have been duly and validly issued, have been fully paid for and are non-assessable. There are no options or rights to acquire any ownership interests in any Owner. The organizational chart attached as SCHEDULE II hereto, relating to Borrowers and Owners and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on SCHEDULE II have any ownership interest in, or right of control, directly or indirectly, in any Borrower or Owners.

            3.1.29 ORGANIZATIONAL STATUS. Laughlin Mezzanine Borrower's exact legal name is: Laughlin Holdings LLC. Laughlin Mezzanine Borrower is of the following organizational type: limited liability, and the jurisdiction in which Laughlin Mezzanine Borrower is organized is: Delaware. Laughlin Mezzanine Borrower's Tax I.D. number is 02-0628567 and Laughlin Mezzanine Borrower's Delaware Organizational I.D. number is 3544631. Medford Mezzanine Borrower's exact legal name is: Medford Holdings LLC. Medford Mezzanine Borrower is of the following organizational type: limited liability, and the jurisdiction in which Medford Mezzanine Borrower is organized is: Delaware. Medford Mezzanine Borrower's Tax I.D. number is 02-0628552 and Medford Mezzanine Borrower's Delaware Organizational I.D. number is 3544628. Warrenton Mezzanine Borrower's exact legal name is: Warrenton Holdings LLC. Warrenton Mezzanine Borrower is of the following organizational type: limited liability, and the jurisdiction in which Warrenton Mezzanine Borrower is organized is: Delaware. Warrenton Mezzanine Borrower's Tax I.D. number is 02-0628549 and Warrenton Mezzanine Borrower's Delaware Organizational I.D. number is 3544633.

            3.1.30 BANK HOLDING COMPANY. No Owner or Borrower is a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

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            3.1.31    NO CASUALTY. The Improvements have suffered no material
casualty or damage which has not been fully repaired and the cost thereof fully paid.

            3.1.32 PURCHASE OPTIONS. Neither the Collateral nor the Properties nor any part thereof are subject to any purchase options or other similar rights in favor of third parties.

            3.1.33 FIRPTA. No Owner or Borrower is a "foreign person" within the meaning of SECTIONS 1445 or 7701 of the Code.

            3.1.34 PUHCA. No Owner or Borrower is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company", all as defined in the Public Utility Holding Company Act of 1935, as amended.

            3.1.35 INVESTMENT COMPANY ACT. No Owner or Borrower is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            3.1.36 USE OF PROPERTY. Each Individual Property consists solely of a shopping center and related operations and is used for no other purpose.

            3.1.37 FISCAL YEAR. Each fiscal year of each Borrower commences on January 1.

            3.1.38 NO OTHER FINANCING. No Borrower has borrowed any funds which have not heretofore been repaid in full, except for the Mezzanine Loan.

            3.1.39    CONTRACTS.

            (a) No Borrower or Owner has entered into, or is bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Mezzanine Lender.

            (b) Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by any Owner or any Borrower, as the case may be, thereunder and, to the best knowledge of any Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of any Borrower, any Owner, Manager or any other Person acting on any Borrower's or any Owner's, as the case may be, behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

            (c) Each Borrower has delivered (or has caused each Owner to deliver) true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Mezzanine Lender.

            (d) Except for the Manager under the applicable Management Agreement, no Major Contract has as a party an Affiliate of any Borrower or any Owner. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

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            3.1.40    FULL AND ACCURATE DISCLOSURE. No statement of fact made by any Borrower in this Agreement or in any of the other Mezzanine Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Borrower which has not been disclosed to Mezzanine Lender which materially adversely affects, nor as far as any Borrower can foresee, would materially adversely affect, the Properties or the business, operations or condition (financial or otherwise) of any Borrower, any Owner or Guarantor, other than with regard to market risk inherent in projecting future operations.

            3.1.41 OTHER OBLIGATIONS AND LIABILITIES. No Owner or Borrower has liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a material adverse effect on any Owner, any Borrower, any Individual Property and/or any Owner's or any Borrower's ability to pay the Debt. No Owner or Borrower has known contingent liabilities.

            3.1.42 SENIOR LOAN. The Senior Loan has been fully funded in the amount of $22,000,000.00. The outstanding principal balance of the Senior Loan, as of the Closing Date, is $22,000,000.00. No default, breach, violation or event of default has occurred under the Senior Loan Documents which remains uncured or unwaived and no circumstances, event or condition has occurred or exists which, with the giving of notice and/or the expiration of the applicable period would constitute an event of default under the Senior Loan Documents. Each and every representation and warranty made to Senior Lender by each Owner or any guarantor under the Senior Loan contained in any one or more of the Senior Loan Documents is true, correct, complete and accurate in all material respects as of the date hereof.

            3.1.43 TRANSFER OF PROPERTIES. An Affiliate of Owners previously owned the Properties (the "TRANSFEROR"). At such time as Transferor transferred each Individual Property to the applicable Owner, such Transferor (i) was not insolvent, (ii) was not rendered insolvent by the transfer of the Properties and
(iii) received fair consideration for the transfer of the Properties.

     3.2    SURVIVAL OF REPRESENTATIONS.

     The representations and warranties set forth in SECTION 3.1 shall survive until the Obligations have been paid and performed in full.

                                    ARTICLE 4

                               BORROWER COVENANTS

     4.1    BORROWER AFFIRMATIVE COVENANTS.

     Each Borrower hereby covenants and agrees with Mezzanine Lender that throughout the Term:

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            4.1.1     PAYMENT AND PERFORMANCE OF OBLIGATIONS. Borrowers shall
pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Mezzanine Loan Documents.

            4.1.2 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Each Borrower and each SPC Party shall (and each Borrower shall cause each Owner to) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it, the Collateral and the Properties.

            4.1.3 TAXES AND OTHER CHARGES. Borrowers shall pay (or shall cause the respective Owner to pay) all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and, upon written request, shall furnish to Mezzanine Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (PROVIDED, HOWEVER, that Borrowers need not pay directly (nor cause Owners to pay directly) Taxes nor furnish (or cause Owners to furnish) such receipts for payment of Taxes to the extent that funds to pay for such Taxes have been deposited into the reserves required under the Senior Loan Documents. Borrowers shall not permit or suffer (unless in connection with a contest by appropriate legal proceeding described hereinbelow) and shall promptly (and shall cause Owners not to) permit or suffer and shall promptly cause Owners to discharge, any Lien or charge against the Properties, and shall cause Owners to promptly pay for all utility services provided to the Properties. After prior notice to Mezzanine Lender, any Borrower, at its own expense, may cause Owners to contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that
(i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) such Borrower shall cause such Owner, promptly upon final determination thereof, to pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; and (vi) such Borrower shall deposit with Mezzanine Lender cash, or other security as may be approved by Mezzanine Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (PROVIDED, HOWEVER, that no such security will be required if Owners have provided adequate security for the same to Senior Lender in accordance with the Senior Loan Documents). Mezzanine Lender may pay over any such cash or other security held by Mezzanine Lender to the claimant entitled thereto at any time when, in the judgment of Mezzanine Lender, the entitlement of such claimant is established.

            4.1.4 LITIGATION. Borrowers shall give prompt notice to Mezzanine Lender of any litigation or governmental proceedings pending or threatened against any Borrower, any Owner, any SPC Party or any Guarantor which might materially adversely affect the Collateral, the Property or any Borrower's, any Owner's, any SPC Party's or any Guarantor's condition (financial or otherwise) or business (including any Borrower's ability to perform its Obligations hereunder or under the other

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Mezzanine Loan Documents and such Owner's ability to perform its obligations under the Senior Loan Documents).

            4.1.5 ACCESS TO PROPERTY; INSPECTION. Borrowers shall permit any authorized representatives designated by Mezzanine Lender to visit, examine, audit, and inspect, upon reasonable notice and during normal business hours, the Properties or any part thereof, including any financial and accounting records located at the Properties, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants (with Borrowers' representative(s) present in all instances), at such reasonable times during normal business hours and as often as may be reasonably requested. Borrowers shall cause their Affiliates to make all books of account and records so available at the office where the same are regularly maintained. Mezzanine Lender shall have the right to copy, duplicate and make abstracts from such books and records as Mezzanine Lender may require. During the continuance of an Event of Default, Borrowers shall pay any costs incurred by Mezzanine Lender to examine such books, records and accounts. Borrowers acknowledge and agree that (i) all of such audits, inspections and reports shall be made for the sole benefit of Mezzanine Lender, and not for the benefit of Borrowers or any third party, and neither Mezzanine Lender nor Mezzanine Lender's auditors or inspectors or any of Mezzanine Lender's representatives, agents or contractors assumes any responsibility or liability (except to Mezzanine Lender) by reason of such audits, inspections or reports, (ii) Borrowers will not rely upon any of such audits, inspections or reports for any purpose whatsoever, and (iii) the performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of this Agreement or any other Mezzanine Loan Document or any of the obligations of Borrowers hereunder or thereunder. Borrowers further acknowledge and agree that neither Mezzanine Lender nor Mezzanine Lender's inspector, representatives, agents or contractors shall be deemed to be in any way responsible for any matters related to design or construction of the Improvements or any construction work. At any time during the term of the Mezzanine Loan, Borrowers shall cooperate with Mezzanine Lender and use reasonable efforts to assist Mezzanine Lender in obtaining appraisals of Properties. Such cooperation and assistance from Borrowers shall include but not be limited to the obligation to provide Mezzanine Lender or Mezzanine Lender's appraiser with the following: (i) reasonable access to the Properties, (ii) a current certified rent roll for each Individual Property in form and substance satisfactory to Mezzanine Lender, including current asking rents and a history of change in asking rents and historical vacancy for the past three years, (iii) current and budgeted income and expense statements for the prior three years, (iv) the then existing site plan and survey of each Individual Property, (v) the building plans and specifications, including typical elevation and floor plans, to the extent in any Borrower's possession or reasonably available to Borrowers; (vi) the current and prior year real estate tax bills, (vii) a detailed list of past and scheduled capital improvements and the costs thereof, (viii) all environmental reports and other applicable information relating to each Individual Property, and (ix) copies of all recent appraisals/property description information or brochures, including descriptions of amenities and services relating to each Individual Property to the extent in any Borrower's possession or reasonably available to Borrowers. The appraiser performing any such appraisal shall be engaged by Mezzanine Lender, and Borrowers shall be responsible for any fees payable to said appraiser in connection with an appraisal of each Individual Property. Borrowers shall cooperate with Mezzanine Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Mezzanine Lender hereunder or any rights obtained by

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Mezzanine Lender under any of the Mezzanine Loan Documents and, in connection therewith, not prohibit Mezzanine Lender, at its election, from participating in any such proceedings.

            4.1.6 FURTHER ASSURANCES; SUPPLEMENTAL MORTGAGE AFFIDAVITS. Borrowers shall, at their sole cost and expense:

            (a) execute and deliver to Mezzanine Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Mezzanine Lender may reasonably require; and

            (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Mezzanine Loan Documents, as Mezzanine Lender shall reasonably require from time to time.

            4.1.7     FINANCIAL REPORTING.

            (a) Each Borrower shall (and shall cause each Owner to keep) and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Borrowers and such Owner. Mezzanine Lender shall have the right from time to time during normal business hours upon reasonable notice (which may be given verbally) to any Borrower to examine such books and records at the office of such Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Mezzanine Lender shall desire. After an Event of Default, Borrowers shall pay any costs incurred by Mezzanine Lender to examine such books, records and accounts, as Mezzanine Lender shall determine to be reasonably necessary or appropriate in the protection of Mezzanine Lender's interest.

            (b) Each Borrower shall furnish Mezzanine Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of such Borrower's and each Owner's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant acceptable to Mezzanine Lender prepared in accordance with GAAP covering the applicable Individual Property, including statements of income and expense and cash flow for such Borrower and such Owner and the applicable Individual Property and a balance sheet for such Borrower and such Owner. Such statements shall set forth Net Cash Flow, Gross Revenue and Operating Expenses for the applicable Individual Property. Each Borrower's and each Owner's annual financial statements shall be accompanied by (A) a current rent roll for the applicable Individual Property, and (B) an Officer's Certificate certifying (i) that such annual financial statement is true, correct, accurate and complete and fairly presents the financial condition and the results of operations of such Borrower, such Owner and the applicable Individual Property, and (ii) whether to the best of such Borrower's best knowledge there exists an event or circumstance which constitutes a Default or Event of Default by any Borrower under the Mezzanine Loan Documents or the Senior Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

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            (c)       Each Borrower will furnish (or cause each Owner to
furnish) to Mezzanine Lender on or before the forty-fifth (45th) day after the end of each calendar quarter throughout the Term, the following items, accompanied by an Officer's Certificate certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of such Borrower, such Owner and the applicable Individual Property in a manner consistent with GAAP, as applicable:

                      (i) quarterly and year-to-date statements of income and expense and cash flow prepared in a manner consistent with GAAP for such quarter with respect to the applicable Individual Property, with a balance sheet for such quarter for such Borrower and such Owner;

                      (ii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter, for such quarter and the last four quarters;

                      (iii)  a current rent roll for the Individual Property;
     and

                      (iv) quarterly and annual summary reports containing each of the following with respect to the applicable Individual Property for the most recently completed quarter or calendar year, as the case may be: (A) aggregate sales by Tenants under Leases or other occupants of the Individual Property, both on an actual (or to the extent such information is not provided by Tenants, Manager's or such Borrower's, or such Owner's, as the case may be, reasonable estimate) and on a comparable store basis,
     (B) rent per square foot payable by each Tenant, and (C) aggregate occupancy of the applicable Individual Property by anchor space and in-line store space as of December 31.

            (d) at any time that the Mezzanine Loan is not subject to a Securitization, each Borrower will furnish (or cause each Owner to furnish) to Mezzanine Lender on or before the thirtieth (30th) day after the end of each calendar month the following items, accompanied by an Officer's Certificate certifying that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of such Borrower, such Owner and the applicable Individual Property in a manner consistent with GAAP, as applicable:

                      (i) monthly and year-to-date statements of income and expense and cash flow prepared in a manner consistent with GAAP for such month with respect to the applicable Individual Property, with a balance sheet as of such month;

                      (ii) a comparison of the budgeted income and expenses and the actual income and expenses for such month and year to date for the applicable Individual Property, together with a detailed explanation of any variances of more than ten percent (10%) between budgeted and actual amounts for such period and year to date;

                      (iii) a current rent roll for the applicable Individual Property; and

                      (iv) a summary report containing each of the following with respect to the applicable Individual Property for the most recently completed calendar month: (A)

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     aggregate sales by Tenants under Leases or other occupants of the applicable Individual Property, both on an actual (or to the extent such information is not provided by Tenants, Manager's, such Borrower's or such Owner's best estimate) and on a comparable store basis, (B) rent per square foot payable by each Tenant, and (C) aggregate occupancy of the applicable Individual Property by anchor space and in-line store space as of the last day of the preceding month.

            (e) Each Borrower shall submit to Mezzanine Lender by November 15 of each year the Annual Budget for the succeeding Fiscal Year for the related Individual Property. Mezzanine Lender shall have the right to approve each Annual Budget and Annual Budgets approved by Mezzanine Lender shall hereinafter be referred to as an "APPROVED ANNUAL BUDGET". In the event that a Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the Approved Annual Budget (each an "EXTRAORDINARY EXPENSE"), then such Borrower shall promptly deliver to Mezzanine Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Mezzanine Lender's approval. Until such time that any Annual Budget has been approved by Mezzanine Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Mezzanine Lender (including a 5% increase in any line item of discretionary expenses and actual increases for any non-discretionary expenses)). Promptly upon receipt thereof, each Borrower will deliver copies of all significant reports submitted to each Owner, each Borrower or any Guarantor, as applicable, by independent public accountants in connection with each annual, interim or special audit of the financial statements of each Owner, each Borrower or such Guarantor, as applicable, made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

            (f) Each Borrower shall furnish or cause each Owner to furnish to Mezzanine Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the applicable Individual Property and/or the financial affairs of such Borrower or such Owner as may be reasonably requested by Mezzanine Lender, including a comparison of the budgeted income and expenses and the actual income and expenses for a quarter and year to date for such Individual Property, together with a detailed explanation of any variances of more than ten percent (10%) between budgeted and actual amounts for such period and year to date.

            4.1.8 LIEN ON THE COLLATERAL. Borrower will warrant and defend the validity and priority of the Liens of the Mezzanine Loan Documents on the Collateral against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

            4.1.9     ESTOPPEL STATEMENT.

            (a) After request by Mezzanine Lender, each Borrower shall within ten (10) Business Days furnish Mezzanine Lender with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of such Borrower's applicable Mezzanine Note, (ii) the Interest Rate for such Borrower's applicable Mezzanine Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment and performance of the Obligations, if any, and (v) that this Agreement and the other Mezzanine Loan Documents to which

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such Borrower is a party have not been modified or if modified, giving particulars of such modification.

            (b) After request by any Borrower, Mezzanine Lender shall within ten (10) Business Days furnish such Borrower with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of such Borrower's applicable Mezzanine Note, (ii) the Interest Rate for such Borrower's applicable Mezzanine Note, (iii) the date installments of interest and/or principal were last paid, and (iv) whether or not Mezzanine Lender has sent any notice of default under the Mezzanine Loan Documents which remains uncured in the opinion of Mezzanine Lender.

            (c) Each Borrower shall deliver (or cause each Owner to deliver) to Mezzanine Lender, upon five (5) Business Days' notice from Mezzanine Lender, an estoppel certificate from each Tenant under any Lease at such Owner's Individual Property (provided that such Borrower or such Owner, as the case may be, shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided, that such certificate may be in the form required under such Lease; and provided, further, that no Borrower or Owner, as the case may be, shall be required to deliver such certificates more frequently than two (2) times in any calendar year.

            (d) Borrowers shall deliver (or cause each Owner to deliver) to Mezzanine Lender, upon five (5) Business Days' notice from Mezzanine Lender, estoppel certificates from each party under the Senior Loan Documents; provided, that such certificates may be in the form required under the Senior Loan Documents; and provided, further, that Borrowers or such Owner, as the case may be, shall not be required to deliver such certificates more than two (2) times during any applicable year.

            4.1.10    LEASES.

            (a) All Leases and all renewals of Leases executed after the date hereof shall (i) provide for economic terms, including rental rates comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) have a term of not less than three (3) years with respect to any Major Leases and one (1) year with respect to any other Lease, (iv) provide that such Lease is subordinate to the applicable Mortgages and the applicable Assignment of Leases under the Senior Loan and that the Tenant thereunder will attorn to Senior Lender or Mezzanine Lender and any purchaser at a foreclosure sale, (v) be to Tenants that are creditworthy, (v) be written on a commercially reasonable form of Lease, (vi) not be to an Affiliate of any Borrower, any Owner or either Guarantor or any guarantor under the Senior Loan Documents, and (vii) not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the applicable Individual Property or in the event such right is a market standard term at the time of execution of such Lease), any requirement for a non-disturbance or recognition agreement (other than Mezzanine Lender's form thereof), or any other terms which would materially adversely affect Mezzanine Lender's rights under the Mezzanine Loan Documents. All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Mezzanine Lender's prior approval, which approval shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed. Mezzanine Lender shall execute and deliver its standard form of

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subordination, non-disturbance and attornment agreement to Tenants under any future Major Lease approved by Mezzanine Lender promptly upon request, with such commercially reasonable changes as may be requested by such Tenants and which are reasonably acceptable to Mezzanine Lender. Notwithstanding anything to the contrary in this SECTION 4.1.10, Mezzanine Lender agrees not to unreasonably withhold its consent for any matter requiring Mezzanine Lender's consent under this SECTION 4.1.10 if Senior Lender has granted its consent to such Owner in connection with such matter.

            (b) Each Borrower (i) shall cause each Owner to observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner, PROVIDED, HOWEVER, such Borrower shall cause such Owner not to terminate or accept a surrender of a Lease without Mezzanine Lender's prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits);
(iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Mezzanine Loan Documents); and (v) shall not alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the Tenant or increase the obligations of the lessor. Upon request, such Borrower shall (or shall cause such Owner to) furnish Mezzanine Lender with executed copies of all Leases.

            (c) All security deposits of Tenants, whether held in cash or any other form and to the extent such security deposits for any Individual Property exceed $25,000.00 in the aggregate, shall not be commingled with any other funds of any Borrower or any Owner and, if cash, shall be deposited by such Owner at a separately designated account under such Owner's control and held in accordance with the terms of the Senior Loan Documents and applicable Legal Requirements. Any bond or other instrument which any Owner or any Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (ii) shall be issued by an institution reasonably satisfactory to Senior Lender and Mezzanine Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Senior Lender and Mezzanine Lender as payee or mortgagee thereunder (or at Senior Lender's and Mezzanine Lender's option, be fully assignable to Senior Lender and Mezzanine Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Senior Lender and Mezzanine Lender. Each Borrower shall, upon request, provide Mezzanine Lender with evidence satisfactory to Mezzanine Lender of compliance with the foregoing.

            (d) Borrower shall have the right to permit each Owner, without the consent or approval of Mezzanine Lender in any instance, to terminate or accept a surrender of any Lease that is not a Major Lease.

            4.1.11 ALTERATIONS. Mezzanine Lender's prior approval shall be required in connection with any alterations to any Improvements (i) that may have a material adverse effect on any Borrower's or any Owner's financial condition, the value of the applicable Individual Property or the ongoing revenues and expenses of such Individual Property or, (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the

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Alteration Threshold (either of the foregoing, a "MATERIAL ALTERATION"). If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, such Borrower shall promptly deliver to Mezzanine Lender as security for the payment of such amounts and as additional security for such Owner's Obligations under the Mezzanine Loan Documents any of the following: (i) cash,
(ii) a Letter of Credit, (iii) U.S. Obligations, (iv) other securities acceptable to Mezzanine Lender, provided that Mezzanine Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (v) a completion bond, provided that Mezzanine Lender shall have received a Rating Agency Confirmation as to the form and issuer of same (PROVIDED, HOWEVER, that no such security will be required if such Owner has provided adequate security for the same to Senior Lender in accordance with the Senior Loan Documents). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold. Upon substantial completion of any Material Alteration, the applicable Borrower shall or shall cause the applicable Owner to provide evidence reasonably satisfactory to Mezzanine Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Notwithstanding the foregoing, Mezzanine Lender agrees not to unreasonably withhold its consent for any Material Alteration requiring Mezzanine Lender's consent under this SECTION 4.1.11 if Senior Lender has granted its consent to such Owner in connection with such matter.

            4.1.12 APPROVAL OF MAJOR CONTRACTS. Each Borrower shall be required to cause each Owner to obtain Mezzanine Lender's prior written approval of any and all Major Contracts affecting the applicable Individual Property, which approval may be granted or withheld in Mezzanine Lender's sole discretion. Notwithstanding the foregoing, Mezzanine Lender agrees not to unreasonably withhold its consent for any Major Contract requiring Mezzanine Lender's consent under this SECTION 4.1.12 if Senior Lender has granted its consent to such Owner in connection with such matter. If any renewal or extension of a Major Contract previously approved by Mezzanine Lender is on substantially similar terms, such Borrower shall not be required to cause such Owner to obtain Mezzanine Lender's approval for any such renewal or extension.

     4.2    BORROWER NEGATIVE COVENANTS.

     Each Borrower covenants and agrees with Mezzanine Lender that throughout the Term:

            4.2.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Without the prior written consent of Mezzanine Lender, which consent may be given or withheld in Mezzanine Lender's sole and absolute discretion, but, in each instance, subject to the provisions of Article 8, neither any Borrower, any Owner nor any other Person having a direct or indirect ownership or beneficial interest in any Borrower or any Owner shall (and such Borrower shall not permit such Owner to) sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer (i) any

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Individual Property or any part thereof, (ii) the Collateral or any part thereof or (iii) any interest, direct or indirect, in any Borrower, any Owner, any SPC Party whether voluntarily or involuntarily (a "TRANSFER"). A Transfer within the meaning of this SECTION 4.2.1 shall be deemed to include (i) an installment sales agreement wherein any Owner agrees to sell any Individual Property or any part thereof for a price to be paid in installments; (ii) an agreement by any Owner leasing all or a substantial part of any Individual Property for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Owner's right, title and interest in and to any Leases or any Rents; (iii) if any Borrower, any Owner, either Guarantor or any general partner, managing member or controlling shareholder of such Borrower, such Owner or such Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation, except to the extent such Transfer is a Permitted Transfer under SECTION 8.1; (iv) if any Borrower, any Owner, either Guarantor or any general partner, managing member or controlling shareholder of such Borrower, such Owner, or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member, except to the extent such Transfer is a Permitted Transfer under
SECTION 8.1; and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in any Borrower or any Owner or any SPC Party.

            4.2.2 LIENS. No Borrower shall create, incur, assume or suffer to exist any Lien on any direct or indirect interest in any Borrower or any SPC Party or any Owner or any portion of the Properties or the Collateral except for the Permitted Encumbrances.

            4.2.3 DISSOLUTION. No Borrower shall (and shall not permit any Owner to) (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of such Owner or the applicable Individual Property, as the case may be (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of any Borrower except to the extent expressly permitted by the Mezzanine Loan Documents, or (iv) cause, permit or suffer any SPC Party to
(A) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which such SPC Party would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the organizational documents of such SPC Party in each case without obtaining the prior consent of Mezzanine Lender.

            4.2.4     CHANGE IN BUSINESS.

            (a) No Borrower shall enter into any line of business other than the ownership of the Collateral.

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            (b)       No Borrower shall permit any Owner to enter into any line
of business other than the ownership and operation of the Properties. No Borrower shall permit any Owner to change the current use of any Individual Property in any material respect.

            4.2.5 DEBT CANCELLATION. No Borrower shall and no Borrower shall permit any Owner to cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to any Borrower or any Owner, as the case may be, by any Person, except for adequate consideration and in the ordinary course any Borrower's or any Owner's, as the case may be, business.

            4.2.6 AFFILIATE TRANSACTIONS. No Borrower shall and no Borrower shall permit any Owner to enter into, or be a party to, any transaction with an Affiliate of any Borrower, any Owner or any of the partners, members or shareholders, as applicable, of any Borrower or any Owner except in the ordinary course of business and on terms which are fully disclosed to Mezzanine Lender in advance and are no less favorable to such Borrower, such Owner or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

            4.2.7 ZONING. No Borrower shall and no Borrower shall permit any Owner to initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Mezzanine Lender.

            4.2.8     ASSETS.

            (a) No Borrower shall purchase or own any property other than the Collateral and any property necessary or incidental to the ownership of the Collateral.

            (b) No Borrower shall permit any Owner to purchase or own any property other than the applicable Individual Property and any property necessary or incidental for the operation of such Individual Property.

            4.2.9 NO JOINT ASSESSMENT. No Borrower shall and no Borrower shall permit any Owner to suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the applicable Individual Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

            4.2.10 PRINCIPAL PLACE OF BUSINESS. No Borrower shall and no Borrower shall permit any Owner to change its principal place of business from the address set forth on the first page of this Agreement without first giving Mezzanine Lender thirty (30) days prior written notice.

            4.2.11 CHANGE OF NAME, IDENTITY OR STRUCTURE. No Borrower shall and no Borrower shall permit any Owner to change such Borrower's or such Owner's name, identity (including its

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trade name or names) or, if not an individual, such Borrower's or such Owner's corporate, partnership or other structure without notifying Mezzanine Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in any Borrower's or any Owner's structure, without first obtaining the prior written consent of Mezzanine Lender. Such Borrower shall execute and deliver to Mezzanine Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Mezzanine Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the written request of Mezzanine Lender, each Borrower shall (or shall cause each Owner to) execute a certificate in form satisfactory to Mezzanine Lender listing the trade names under which such Owner intends to operate such Individual Property, and representing and warranting that such Owner does business under no other trade name with respect to the applicable Individual Property.

            4.2.12 SPECIAL PURPOSE. Without in any way limiting the provisions of this ARTICLE 4, no Borrower shall and no Borrower shall permit any Owner to take or permit any action that would result in any Borrower, any Owner or any SPC Party not being in compliance with the representations, warranties and covenants set forth in SECTION 3.1.24 of this Agreement and SECTION 3.1.24 of the Senior Loan Agreement.

            4.2.13    ERISA.

            (a) No Borrower shall and no Borrower shall permit Owner to engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Mezzanine Lender of any of its rights under the Mezzanine Notes, this Agreement or the other Mezzanine Loan Documents) or under the Senior Loan Documents (or the exercise by Senior Lender of any of its rights under the Senior Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            (b) Each Borrower shall deliver and shall cause each Owner to deliver to Mezzanine Lender such certifications or other evidence from time to time throughout the Term, as requested by Mezzanine Lender in its sole discretion, that (A) such Borrower or such Owner, as the case may be, is not and does not maintain an "employee benefit plan" as defined in SECTION 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of SECTION 3(3) of ERISA; (B) such Borrower or such Owner, as the case may be, is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

            (i) Equity interests in such Borrower or such Owner, as the case may be, are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

            (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower or such Owner, as the case may be, are held by "benefit plan investors" within the meaning of 29 C.F.R.
     Section 2510.3-101(f)(2); or

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            (iii)     Such Borrower or such Owner, as the case may be, qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

            4.2.14 COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC. No Borrower will and no Borrower will permit any Owner to modify in any material respect, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Mezzanine Lender's prior written consent, which consent may be granted or denied in Mezzanine Lender's sole discretion.

            4.2.15 INCURRENCE OF EXPENSES. Borrowers shall cause each Owner not to incur any Operating Expense, Capital Expenditure, leasing expense or other expense unless it is an Approved Operating Expense, Approved Capital Expenditure or Approved Leasing Expense.

            4.2.16 EMBARGOED PERSON. At all times throughout the term of the Mezzanine Loan, including after giving effect to any Transfers permitted pursuant to the Mezzanine Loan Documents, (a) none of the funds or other assets of any Borrower, any Owner or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 ET SEQ., The Trading with the Enemy Act, 50 U.S.C. App. 1 ET SEQ., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in any Borrower, any Owner or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an "EMBARGOED PERSON"), or the Mezzanine Loan made by Mezzanine Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in any Borrower, any Owner or any Guarantor, as applicable, with the result that the investment in such Borrower, such Owner or such Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Mezzanine Loan would be in violation of law, and (c) none of the funds of any Borrower, any Owner or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in such Borrower, such Owner or such Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Mezzanine Loan would be in violation of law.

                                    ARTICLE 5

                      INSURANCE, CASUALTY AND CONDEMNATION

     5.1    INSURANCE.

            5.1.1     INSURANCE POLICIES.

            (a) Each Borrower, at its sole cost and expense (or at the sole cost and expense of each Owner) shall cause each Owner to obtain and maintain during the entire Term, or caused to be maintained, insurance policies for such Borrower, the applicable Owner and the applicable Individual Property providing at least the following coverages:

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                (i)     Casualty insurance against loss or damage by fire,
     lightning and such other perils as are included in a standard "special form" policy (formerly known as an "all-risk" endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, including riot and civil commotion, vandalism, malicious mischief, burglary and theft, in each case (A) in an amount equal to one hundred percent (100%) of the "FULL REPLACEMENT COST" of the applicable Individual Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Outstanding Principal Balance hereunder and under the Senior Loan Documents; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the applicable Individual Property waiving all co-insurance provisions; (C) providing for no deductible in excess of the lesser of Ten Thousand and No/100 Dollars ($10,000.00) and five percent (5%) of Net Cash Flow for all such insurance coverage for each Individual Property; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the applicable Individual Property shall at any time constitute legal non-conforming structures or uses and compensating for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in amounts as required by Mezzanine Lender. In addition, Borrower shall obtain (or cause each Owner to obtain): (y) if any portion of the Improvements on any applicable Individual Property is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance with respect to such Individual Property in an amount equal to the lesser of (1) the Outstanding Principal Balance and the outstanding principal balance under the Senior Loan Documents or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Mezzanine Lender shall require; and (z) earthquake insurance with respect to any Individual Property in amounts and in form and substance satisfactory to Mezzanine Lender in the event such applicable Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and
     (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

                (ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the applicable Individual Property, such insurance (A) to be on the so-called "occurrence" form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00);
     (B) to continue at not less than the aforesaid limit until reasonably required to be changed by Mezzanine Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal

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     contracts; and (5) contractual liability covering the indemnities contained in ARTICLE 9 of the applicable Mortgages for such Individual Property, to the extent same is available;

                (iii) rental loss and/or business income interruption insurance (A) with loss payable to Mezzanine Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and SECTION 5.1.1(h) below; (c) covering a period of restoration of eighteen (18) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property located at the applicable Individual Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the reasonably projected Gross Revenue from the applicable Individual Property for a period of thirty-six (36) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's or such Owner's reasonable estimate of the Gross Revenue from such Individual Property for the succeeding twenty-four
     (24) month period. All proceeds payable to Mezzanine Lender pursuant to this subsection shall be held by Mezzanine Lender and shall be applied to the Obligations secured by the Mezzanine Loan Documents from time to time due and payable hereunder and under the applicable Mezzanine Note; PROVIDED, HOWEVER, that nothing herein contained shall be deemed to relieve any Borrower of its obligation to pay the Debt on the respective dates of payment provided for in the applicable Mezzanine Note and the other Mezzanine Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements at the applicable Individual Property, and only if such Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy such Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                (v) workers' compensation, subject to the statutory limits of the state in which the applicable Individual Property is located, and employer's liability insurance with limits which are reasonably required from time to time by Mezzanine Lender in respect of any work or operations on or about such Individual Property, or in connection with such Individual Property or its operation (if applicable);

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                (vi)    comprehensive boiler and machinery insurance, if
     applicable, in amounts as shall be reasonably required by Mezzanine Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                (vii) umbrella liability insurance in addition to primary coverage in an amount not less than Twenty-Five Million and No/100 Dollars ($25,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and
     (viii) below;

                (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are reasonably required from time to time by Mezzanine Lender;

                (ix) windstorm insurance in an amount equal to the Outstanding Principal Balance and the outstanding principal balance of the Senior Loan or such lesser amount as reasonably agreed to by Mezzanine Lender in writing;

                (x) insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from the applicable Individual Property and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000.00); and

                (xi) upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as Mezzanine Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the applicable Individual Property located in or around the region in which such Individual Property is located.

            (b) All insurance provided for in SECTION 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY") and shall be subject to the approval of Mezzanine Lender as to form and substance including deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Mezzanine Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Mezzanine Lender of payment of the premiums then due thereunder (the "INSURANCE PREMIUMS"), shall be delivered, or caused to be delivered, by each Borrower to Mezzanine Lender.

            (c) Any blanket insurance Policy shall specifically allocate to the applicable Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only such Individual Property in compliance with the provisions of SECTION 5.1.1(a).

            (d)       All Policies of insurance provided for or contemplated by
SECTION 5.1.1(a), except for the Policy referenced in SECTION 5.1.1(a)(v), shall name the applicable Owner as the insured and, subject to the rights of Senior Lender under the Senior Loan Documents, Mezzanine Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in

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the case of property damage, boiler and machinery, flood and earthquake insurance, and subject to the rights of Senior Lender under the Senior Loan Documents, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Mezzanine Lender providing that the loss thereunder shall be payable to Mezzanine Lender. Additionally, if any Borrower obtains property insurance coverage in addition to or in excess of that required by
SECTION 5.1.1(a)(i), then, subject to the rights of Senior Lender under the Senior Loan Documents, such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of Mezzanine Lender providing that the loss thereunder shall be payable to Mezzanine Lender.

            (e) All Policies of insurance provided for in SECTION 5.1.1(a), except for the Policies referenced in SECTION 5.1.1(a)(v) and
(a)(viii) shall contain clauses or endorsements to the effect that:

                      (i) no act or negligence of any Owner or Borrower, or anyone acting for any Owner or Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Mezzanine Lender is concerned;

                      (ii) the Policy shall not be canceled without at least thirty (30) days' written notice to Mezzanine Lender and any other party named therein as an additional insured and, if obtainable by Borrowers or each Owner using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

                      (iii) Mezzanine Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

            (f) If at any time Mezzanine Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Mezzanine Lender shall have the right, without notice to Borrowers or any Owner, subject to the rights of Senior Lender, to take such action as Mezzanine Lender deems necessary to protect its interest in the Collateral, including the obtaining of such insurance coverage as Mezzanine Lender in its sole discretion deems appropriate and all premiums incurred by Mezzanine Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Mezzanine Lender upon demand and until paid shall be secured by the Pledges and shall bear interest at the Default Rate.

            (g) In the event of foreclosure of the Pledges or other transfer of title to the Collateral in extinguishment in whole or in part of the Debt, all right, title and interest of the Borrowers in and to the Policies that are not blanket Policies then in force concerning the Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Mezzanine Lender or other transferee in the event of such other transfer of the Collateral.

            (h) Notwithstanding anything in SECTION 5.1.1(a)(i) to the contrary, Borrowers shall be required to obtain and maintain Policies which do not contain exclusions for loss, cost, damage or liability caused by "terrorism" or "terrorist acts", no matter how defined in such Policies

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and provided that such terrorism coverage is available. If any of the Policies include any such terrorism exclusion(s), Borrowers shall obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria specified in SECTION 5.1.2 (a "QUALIFIED CARRIER") or, in the event that such terrorism coverage is not available from a Qualified Carrier, Borrowers shall obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage. If such terrorism coverage is available as aforesaid, Borrowers shall cause each Owner with respect to the applicable Individual Property to obtain and maintain such terrorism coverage in an amount equal to 100% of the Full Replacement Cost of the applicable Individual Property (but in no event shall Borrowers be required to obtain terrorism coverage in an aggregate amount exceeding $30,000,000.00), provided that such Owner shall not be required to incur a cost for such terrorism coverage that is in excess of three (3) times the cost for all other insurance coverage required pursuant to this SECTION 5.1.1 (the "TERRORISM INSURANCE CAP") for the immediately preceding annual policy period. In the event that, with respect to any Individual Property, the annual premium for terrorism coverage in an amount equal to the Full Replacement Cost coverage exceeds the Terrorism Insurance Cap, such Owner shall be required to maintain as much terrorism coverage as is available for a premium equal to the Terrorism Insurance Cap.

            5.1.2     INSURANCE COMPANY. All Policies required pursuant to
SECTION 5.1.1 (i) shall be issued by companies licensed to do business in the state where the applicable Individual Property is located, with a financial strength and claims paying ability rating of at least A:X from A.M. Best Company and at least "AA" or better by S & P; (ii) shall, with respect to all property insurance policies, name Mezzanine Lender and its successors and/or assigns as their interest may appear as the Mezzanine Lender and Mortgagee; (iii) shall, subject to the rights of Senior Lender under the Senior Loan Documents, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Mezzanine Lender's Loss Payable Endorsement, or their equivalents, naming Mezzanine Lender as the person to whom all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, subject to the rights of Senior Lender under the Senior Loan Documents, name Mezzanine Lender and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Mezzanine Lender; (vi) shall contain such provisions as Mezzanine Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither the applicable Borrower, Mezzanine Lender nor any other party shall be a co-insurer under said Policies and that Mezzanine Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (vii) shall be otherwise reasonably satisfactory in form and substance to Mezzanine Lender and shall be approved by Mezzanine Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Certified copies of the Policies shall be delivered to Mezzanine Lender, c/o UBS Warburg Real Estate Investments Inc., 1285 Avenue of the Americas, 11th Floor, New York, New York 10019, Attn: Robert Pettinato, Director, on the date hereof with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies. Borrowers shall cause Owners to pay the Insurance Premiums annually in advance as the same become due and payable and shall cause Owners to furnish to Mezzanine Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Mezzanine Lender (PROVIDED, HOWEVER, that Borrowers shall not be required to cause Owners to pay such Insurance Premiums nor furnish such evidence of payment to Mezzanine Lender in the event that the

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amounts required to pay such Insurance Premiums have been deposited into a reserve as required under the Senior Loan Documents). In addition to the insurance coverages described in SECTION 5.1.1) above, Borrowers shall cause Owners to obtain such other insurance as may from time to time be reasonably required by Mezzanine Lender in order to protect its interests. Within thirty
(30) days after request by Mezzanine Lender, Borrowers shall cause Owners to obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mezzanine Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

     5.2    CASUALTY AND CONDEMNATION.

            5.2.1 CASUALTY. If the Property shall sustain a Casualty, Borrowers shall give prompt notice of such Casualty to Mezzanine Lender and, subject to the requirements of the Senior Loan Documents, shall promptly commence and diligently prosecute to completion (or cause owner to promptly commence and diligently prosecute to completion) the repair and restoration of the applicable Property as nearly as possible to the condition the applicable Property was in immediately prior to such Casualty (a "RESTORATION") and otherwise in accordance with this SECTION 5.2.1 and the Senior Loan Documents, it being understood, however, that Borrower, or Owner, as the case may be, shall not be obligated to restore the applicable Property to the precise condition of the applicable Property prior to such Casualty provided the applicable Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Subject to the requirements of the Senior Loan Documents, Borrowers shall pay (or cause Owner to pay) all costs of such Restoration whether or not such costs are covered by insurance. Subject to the rights of Senior Lender under the Senior Loan Documents, Mezzanine Lender may, but shall not be obligated to, submit proof of loss if not submitted promptly by Borrower or Owner. In the event of a Casualty where the loss does not exceed the Restoration Threshold, Borrower may cause Owner to settle and adjust such claim; provided that (i) no Event of Default has occurred and is continuing and (ii) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, subject to the rights of Senior Lender under the Senior Loan Documents, Borrowers may settle and adjust such claim only with the consent of Mezzanine Lender (which consent shall not be unreasonably withheld or delayed) and Mezzanine Lender shall have the opportunity to participate, at Borrower's cost, in any such adjustments; PROVIDED, HOWEVER, if Borrowers fail to cause the applicable Owner to settle and adjust such claim within 60 days after the Casualty, Mezzanine Lender shall have the right, subject to the rights of Senior Lender under the Senior Loan Documents, to settle and adjust such claim at such Borrower's cost and without any Borrower's or any Owner's consent. Notwithstanding any Casualty, Borrowers shall continue to pay the Obligations at the time and in the manner provided for its payment in the Mezzanine Notes and in this Agreement.

            5.2.2 CONDEMNATION. Borrowers shall give Mezzanine Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Properties and shall deliver, or cause to be delivered, to Mezzanine Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrowers may cause the applicable Owner to settle and compromise such

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Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists and subject to the rights of Senior Lender under the Senior Loan Documents, Borrowers may cause the applicable Owner to settle and compromise the Condemnation only with the consent of Mezzanine Lender (which consent shall not be unreasonably withheld or delayed) and Mezzanine Lender shall have the opportunity to participate, at Borrowers' cost, in any litigation and settlement discussions in respect thereof and Borrowers shall from time to time deliver, or cause to be delivered, to Mezzanine Lender all instruments requested by Mezzanine Lender to permit such participation. Borrowers shall, at their expense, cause the applicable Owner to diligently prosecute any such proceedings, and shall consult with Mezzanine Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrowers shall continue to pay the Obligations at the time and in the manner provided for its payment in the Mezzanine Notes and in this Agreement. Mezzanine Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive, subject to the rights of Senior Lender under the Senior Loan Documents, out of the Award interest at the rate or rates provided herein or in the Mezzanine Note. If the Properties or any portion thereof is taken by any Governmental Authority, Borrowers shall cause the applicable Owner to promptly commence and diligently prosecute the Restoration of the applicable Property and otherwise comply with the provisions of this SECTION 5.2.2 and the Senior Loan Documents. If such Property is sold, through foreclosure or otherwise, prior to the receipt by Mezzanine Lender of the Award, Mezzanine Lender shall have the right, whether or not a deficiency judgment on the Mezzanine Notes shall have been sought, recovered or denied, but subject to the rights of Senior Lender under the Senior Loan Documents, to receive the Award, or a portion thereof sufficient to pay the Obligations.

            5.2.3 CASUALTY AND CONDEMNATION PROCEEDS. If, pursuant to the terms of the Senior Loan Documents, any Owner is ever entitled to receive any portion of any Net Proceeds (i.e., such amounts are not required to be used for restoration or to be applied to repayment of the Senior Loan), Borrowers shall cause such portion of such Net Proceeds to be deposited into the Subordinate Deposit Account and all such amounts shall then be applied to the payment of the Obligations. If such application to the Obligations occurs on or prior to the Prepayment Lockout Expiration Date, any such application to the Obligations shall be together with an additional amount equal to the Yield Maintenance Premium applicable thereto.

            5.2.4 RELEASE OF AN INDIVIDUAL PROPERTY. In the event that Owners elect to prepay the outstanding principal balance under the Senior Loan and obtain a release with respect to an Individual Property pursuant to the terms of either SECTION 5.2(c)(ii) or SECTION 5.3(d) of the Senior Loan Agreement, Borrowers shall only permit Owners to obtain a release of such Individual Property, if Borrowers shall cause Owners to deposit with Mezzanine Lender an amount equal to 200% of the Outstanding Principal Balance of the Mezzanine Loan applicable to such Individual Property as of such date as a prepayment thereof, and all amounts in excess of such Outstanding Principal Balance attributable to such Individual Property shall be deposited by Mezzanine Lender into the Subordinate Deposit Account and applied in such order and priority as Mezzanine Lender

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shall determine in its sole discretion. In the event of such prepayment as aforesaid, if an Event of Default has not occurred, no Yield Maintenance Premium shall be payable by Borrowers.

                                    ARTICLE 6

                        CASH MANAGEMENT AND RESERVE FUNDS

     6.1    CASH MANAGEMENT ARRANGEMENTS AND RESERVES

            6.1.1 CASH MANAGEMENT ARRANGEMENTS. Each Borrower shall cause each Owner to cause all Gross Revenue, if any, remaining in the Senior Deposit Account, after application of all payments required under SECTION 6.10.1(a) of the Senior Loan Agreement, to be deposited by Agent into the Subordinate Deposit Account and applied and disbursed in accordance with this Agreement and the Subordinate Cash Management Agreement. The Subordinate Deposit Account and all subaccounts established by Mezzanine Lender therein (which may be ledger or book entry accounts and not actual accounts) shall at all times be Eligible Accounts (such subaccounts are referred to herein as "ACCOUNTS"). The Subordinate Deposit Account and any Account will be under the sole control and dominion of Mezzanine Lender, and Borrowers shall have no right of withdrawal therefrom. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.

            6.1.2 RESERVES. If at any time during the Term, Senior Lender is not requiring Owner to make the required deposits pursuant to SECTIONS 6.3, 6.4, 6.5, 6.6 and 6.9 of the Senior Loan Agreement with respect to escrows for Taxes, Insurance Premiums, Capital Expenditures and lease rollover expenses, then Mezzanine Lender shall have the right, at its option, to require Borrowers to make such required deposits to Agent, in which case such deposits shall be made by Borrowers and held in Accounts and disbursed by Agent substantially in accordance with the provisions of such applicable sections of the Senior Loan Agreement.

     6.2    SECURITY INTEREST IN ACCOUNTS.

            6.2.1 GRANT OF SECURITY INTEREST. Borrowers hereby pledge, assign and grant a security interest to Mezzanine Lender, as security for payment of the Obligations and the performance of all other terms, conditions and covenants of the Mezzanine Loan Documents on Borrowers' part to be paid and performed, in all of Borrowers' right, title and interest in and to all payments to or monies held in the Subordinate Deposit Account and the Accounts. The Subordinate Deposit Account and all Accounts shall be under the sole dominion and control of Mezzanine Lender. All funds in the Subordinate Deposit Account and all Accounts shall not constitute a trust fund and may be commingled with other monies held by Mezzanine Lender.

            6.2.2 INCOME TAXES; INTEREST. Each Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the funds in the Subordinate Deposit Account. The funds in the Subordinate Deposit Account shall earn interest at a rate commensurate with the rate of interest paid from time to time on money market accounts at a commercial bank selected by Mezzanine Lender in its sole discretion from time to time, with interest credited monthly to such funds. All earnings or interest on such funds shall be and become part of the respective

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funds held in the Subordinate Deposit Account and shall be disbursed as provided in the paragraph(s) of this Agreement applicable thereto.

            6.2.3 PROHIBITION AGAINST FURTHER ENCUMBRANCE. Borrowers shall not, without the prior consent of Mezzanine Lender, further pledge, assign or grant any security interest in the Subordinate Deposit Account or any Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Mezzanine Lender as the secured party, to be filed with respect thereto.

     6.3    PROPERTY CASH FLOW ALLOCATION.

            6.3.1 ORDER OF PRIORITY OF FUNDS IN SUBORDINATE DEPOSIT ACCOUNT. On each Monthly Payment Date during the Term, except during the continuance of an Event of Default, all funds deposited into the Subordinate Deposit Account during the immediately preceding Interest Period shall be applied on such Monthly Payment Date in the following order of priority: (i) First, funds sufficient to pay the Monthly Debt Service Amount due to Mezzanine Lender on such Monthly Payment Date (plus, if applicable, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, and all other amounts then due to Mezzanine Lender under the Mezzanine Loan Documents) into the Debt Service Account; and (ii) Lastly, provided no Event of Default has occurred and is continuing, payments to Borrower of any excess amounts.

            6.3.2 APPLICATION AFTER EVENT OF DEFAULT. Notwithstanding anything to the contrary contained in SECTION 6.3.1, upon the occurrence of an Event of Default, Mezzanine Lender, at its option, may withdraw any amounts deposited into the Subordinate Deposit Account and all proceeds of repayment to payment of the Obligations in such order, proportion and priority as Mezzanine Lender may determine in its sole discretion. Mezzanine Lender's right to withdraw and apply such funds in the Subordinate Deposit Account shall be in addition to all other rights and remedies provided to Mezzanine Lender under the Mezzanine Loan Documents.

                                    ARTICLE 7

                               PROPERTY MANAGEMENT

     7.1    THE MANAGEMENT AGREEMENT.

     Borrowers shall cause Owners to (i) cause Manager to manage the applicable Individual Property in accordance with the applicable Management Agreement, (ii) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Management Agreement on the part of Owner to be performed and observed, (iii) promptly notify Mezzanine Lender of any default under the Management Agreement of which it is aware, (iv) promptly deliver to Mezzanine Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement and (v) promptly enforce the performance and observance in all material respects of all of the covenants required to be performed and observed by Manager under the Management Agreement. If such Owner shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of such Owner to be performed or observed, then, without limiting Mezzanine

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Lender's other rights or remedies under this Agreement or the other Mezzanine
Loan Documents, and without waiving or releasing such Borrower from any of its Obligations hereunder or under the Management Agreement, but subject to the rights of Senior Lender under the Senior Loan Documents, Mezzanine Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of such Owner to be performed or observed.

     7.2    PROHIBITION AGAINST TERMINATION OR MODIFICATION.

     No Borrower shall permit any Owner to (i) surrender, terminate, cancel, modify, renew or extend the Management Agreement in respect of the applicable Individual Property, (ii) enter into any other agreement relating to the management or operation of the applicable Individual Property with Manager or any other Person, (iii) consent to the assignment by the Manager of its interest under the Management Agreement or (iv) waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Mezzanine Lender, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, with respect to a new manager such consent may be conditioned upon such Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement. If at any time Mezzanine Lender consents to the appointment of a new manager, such new manager, as a condition of Mezzanine Lender's consent, Borrowers shall and shall cause the applicable Owner to execute a subordination of management agreement in the form then used by Mezzanine Lender.

     7.3    REPLACEMENT OF MANAGER.

     Subject to the rights of Senior Lender under the Senior Loan Documents, Mezzanine Lender shall have the right to require Borrowers to cause Owners to replace the Manager with a Person chosen by Borrowers or Owners and approved by Mezzanine Lender upon the occurrence of any one or more of the following events:
(i) from and after the Stated Maturity Date, (ii) at any time following the occurrence and during the continuance of an Event of Default, (iii) if at any time the Debt Service Coverage Ratio with respect to any Individual Property falls below 1.10 to 1.0 (the "MANAGER TERMINATION RATIO"), for any two consecutive calendar quarters calculated on a trailing twelve (12) month basis, as determined by Mezzanine Lender in its reasonable discretion, (iv) if Manager shall be in default in any material respect under any Management Agreement beyond any applicable notice and cure period, (v) if Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (vi) if at any time the Manager has engaged in gross negligence, fraud or willful misconduct.

                                    ARTICLE 8

                               PERMITTED TRANSFERS

     8.1 PERMITTED TRANSFERS OF INTERESTS IN BORROWERS. Notwithstanding anything to the contrary contained in SECTION 4.2.1, the following Transfers ("PERMITTED TRANSFERS") shall be deemed to be permitted upon the conditions hereinafter set forth in this SECTION 8.1:

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            (a)    TRANSFERS RELATING TO BORROWERS. Provided that no Default or
Event of Default shall have occurred and remain uncured, a Transfer of a direct or indirect interest in any Borrower, provided that (A) such Transfer shall not
(y) cause the transferee (together with its Affiliates) to acquire Control of such Borrower or any SPC Party or to increase its direct or indirect interest in such Borrower or in any SPC Party to an amount which equals or exceeds forty-nine percent (49%), or (z) result in such Borrower or any SPC Party no longer being Controlled by Horizon Group Properties, Inc., a Maryland corporation, and Horizon Group Properties, L.P., a Delaware limited partnership,
(B) after giving effect to such Transfer, Horizon Group Properties, L.P. shall continue to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in such Borrower, (C) such Borrower shall give Mezzanine Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer, and (D) the legal and financial structure of such Borrower and its members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of such Borrower and its members or partners, as applicable, after such Transfer, shall satisfy Mezzanine Lender's then current applicable underwriting criteria and requirements; and

            (b) TRANSFERS RELATING TO GUARANTORS. Nothing contained in this Agreement or the other Mezzanine Loan Documents shall in any way restrict or prohibit, nor shall any notice to Mezzanine Lender or consent of Mezzanine Lender be required in connection with, the Transfer or issuance of any interests in either Guarantor; PROVIDED, THAT, immediately after giving effect to each such Transfer, (i) Horizon Group Properties, Inc., a Maryland corporation, shall continue to be the sole managing general partner of Horizon Group Properties, L.P., a Delaware limited partnership, (ii) Horizon Group Properties, Inc., a Maryland corporation, shall remain in control of the business and operations of Horizon Group Properties, L.P., a Delaware limited partnership, and shall own at least fifty percent (51%) of all equity interests (direct or indirect) in Horizon Group Properties, L.P., a Delaware limited partnership, and (iii) Horizon Group Properties, L.P., a Delaware limited partnership, shall continue to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in each Borrower. Nothing contained herein shall be deemed to prohibit the sale of publicly traded shares in Horizon Group Properties, Inc., a Maryland corporation, on a nationally recognized exchange and in the ordinary course of business.

For purposes of this Section 8.1, (i) a change of "Control" of any Person shall be deemed to have occurred if (A) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause such Person to take some action or to prevent, restrict or impede such Person from taking some action which, in either case, such Person could take or could refrain from taking were it not for the rights of such individuals, or (B) the individual or entity or group of individuals or entities that "Control" such Person as described in clause (A) ever cease to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in such Person; and (ii) an "immediate family member" shall mean a sibling, spouse or a child of any interest holder.

                                    ARTICLE 9

                      SALE AND SECURITIZATION OF COLLATERAL

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     9.1    SALE OF MORTGAGE AND SECURITIZATION.

            (a) Mezzanine Lender shall have the right (i) to sell or otherwise transfer the Mezzanine Loan (including, without limitation, the Laughlin Mezzanine Loan, the Medford Mezzanine Loan and/or the Warrenton Mezzanine Loan) or any portion thereof as a whole loan, (ii) to sell participation interests in the Mezzanine Loan (including, without limitation, the Laughlin Mezzanine Loan, the Medford Mezzanine Loan and/or the Warrenton Mezzanine Loan), or (iii) to securitize the Mezzanine Loan (including, without limitation, the Laughlin Mezzanine Loan, the Medford Mezzanine Loan and/or the Warrenton Mezzanine Loan) or any portion thereof in a single asset securitization or a pooled loan securitization. (The transactions referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "SECONDARY MARKET TRANSACTIONS" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "SECURITIZATION". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "SECURITIES").

            (b) If requested by Mezzanine Lender, Borrowers shall (and shall cause Owners to) assist Mezzanine Lender, at Borrowers' reasonable expense, in satisfying the market standards to which Mezzanine Lender customarily adheres or which may be required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including to:

                   (i) (A) provide updated financial and other information with respect to the Properties, the business operated at the Properties, each Borrower, each Owner and the Manager, (B) provide updated budgets relating to the Properties, and (C) provide updated appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Property (the "UPDATED INFORMATION"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Mezzanine Lender and the Rating Agencies;

                   (ii) provide opinions of counsel, which may be relied upon by Mezzanine Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Properties, Owners, Borrowers and their Affiliates, which counsel and opinions shall be satisfactory to Mezzanine Lender and the Rating Agencies;

                   (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Mezzanine Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

                   (iv) execute amendments to the Mezzanine Loan Documents and Borrowers' organizational documents requested by Mezzanine Lender; PROVIDED, HOWEVER, that Borrowers shall not be required to modify or amend any Mezzanine Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or

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     the amortization of principal as set forth herein or in the Mezzanine
     Notes, or (B) modify or amend any other material economic term of the Mezzanine Loan.

            (c) If requested by Mezzanine Lender, each Borrower shall (or shall cause each Owner to) provide Mezzanine Lender with the following financial statements (it being understood that Mezzanine Lender shall request (i) full financial statements if it anticipates that the principal amount of the Mezzanine Loan at the time of a Securitization may, or if the principal amount of the Mezzanine Loan at any time during which the Mezzanine Loan is included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all similar type loans included in the Securitization, and (ii) summaries of such financial statements if the principal amount of the Mezzanine Loan at any such time equals or exceeds 10% of such aggregate principal amount) (all references to Regulation S-X in this Section 9.1(c) referring to Regulation S-X of the Securities Act):

                   (i) As of the Closing Date, a balance sheet with respect to the Properties for the two most recent Fiscal Years, meeting the requirements of SECTION 210.3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Properties for the three most recent Fiscal Years, meeting the requirements of SECTION 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the Closing Date, interim financial statements of the Properties meeting the requirements of SECTION 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "STANDARD STATEMENTS"); PROVIDED, HOWEVER, that if the Properties would be deemed to constitute a business and not real estate under Regulation S-X that has been acquired by Owners from an unaffiliated third party, as to which the other conditions set forth in SECTION 210.3-05 of Regulation S-X for provision of financial statements in accordance with such Section have been met, at Mezzanine Lender's election in lieu of or in addition to the Standard Statements otherwise required by this SECTION 9.1(c)(i), Borrowers shall instead provide (or cause Owners to provide) the financial statements required by such SECTION 210.3-05 of Regulation S-X ("ACQUIRED PROPERTY STATEMENTS").

                   (ii) Not later than thirty (30) days after the end of each fiscal quarter following the Closing Date, a balance sheet of the applicable Individual Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of such Individual Property for the period commencing on the day following the last day of the most recent Fiscal Year and ending on the date of such balance sheet and for the corresponding period of the most recent Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent Fiscal Year Acquired Property Statements were permitted to be provided hereunder pursuant to paragraph
     (i) above, such Borrower shall instead provide, or cause such Owner to provide, Acquired Property Statements for such corresponding period). If requested by Mezzanine Lender, such Borrower shall also provide (or cause Owner to provide) "summarized financial information," as defined in Section 210.1-02(bb) of Regulation S-X, with respect to such quarterly financial statements.

                   (iii) Not later than sixty (60) days after the end of each Fiscal Year following the Closing Date, a balance sheet of the applicable Individual Property as of the end of such Fiscal Year, meeting the requirements of Section 210.3-01 of Regulation S-X,

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

     and statements of income and statements of cash flows of the Property for such Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X. If requested by Mezzanine Lender, such Borrower shall provide (or cause the applicable Owner to provide) summarized financial information with respect to such annual financial statements.

                   (iv) Upon ten (10) Business Days after notice from Mezzanine Lender in connection with the Securitization of this Mezzanine Loan, such additional financial statements, such that, as of the date (each a "DISCLOSURE DOCUMENT DATE") of each Disclosure Document, Borrowers shall have provided (or shall have caused Owners to provide) Mezzanine Lender with all financial statements as described in paragraph (i) above; provided that the Fiscal Year and interim periods for which such financial statements shall be provided shall be determined as of such Disclosure Document Date.

                   (v) In the event Mezzanine Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or any Legal Requirements are other than as provided herein, then notwithstanding the provisions of this Section, Mezzanine Lender may request, and Borrowers shall (or cause Owners to) promptly provide, such combination of Acquired Property Statements and/or Standard Statements as may be necessary for such compliance.

                   (vi) Any other or additional financial statements, or financial, statistical or operating information, as shall be required pursuant to Regulation S-X or other Legal Requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an "EXCHANGE ACT FILING") or as shall otherwise be requested by Mezzanine Lender to meet disclosure, rating agency or marketing requirements.

     All financial statements provided by Borrowers or Owners pursuant to this
SECTION 9.1(c) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Mezzanine Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of the applicable Borrower or Owner, as the case may be, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

     9.2    SECURITIZATION INDEMNIFICATION.

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

            (a) Each Borrower understands that information provided to Mezzanine Lender by such Borrower, such Owner, and its respective agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

            (b) Each Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that such Borrower has examined such provisions of the Disclosure Documents as specified by Mezzanine Lender and that each such Disclosure Document, as it relates to such Borrower, such Borrower's Affiliates, the Properties, Owners, Manager and all other aspects of the Mezzanine Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided such Disclosure Documents are not materially modified after Borrower's review), (B) indemnifying Mezzanine Lender (and for purposes of this SECTION 9.2, Mezzanine Lender hereunder shall include its officers and directors), the Affiliate of UBS Warburg ("UBS") that has filed the registration statement relating to the Securitization (the "REGISTRATION STATEMENT"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of SECTION 15 of the Securities Act or
SECTION 20 of the Exchange Act (collectively, the "UBS GROUP"), and UBS, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls UBS or any other placement agent or underwriter within the meaning of SECTION 15 of the Securities Act or SECTION 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (collectively, the "LIABILITIES") which Mezzanine Lender, the UBS Group or the Underwriter Group incur insofar as the Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such sections specified by Mezzanine Lender or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated in such sections specified by Mezzanine Lender or necessary in order to make the statements in such sections specified by Mezzanine Lender, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Mezzanine Lender, the UBS Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Mezzanine Lender, the UBS Group and/or the Underwriter Group in connection with investigating or defending the Liabilities; PROVIDED, HOWEVER, that Borrowers will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of, or is based upon, any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Mezzanine Lender by or on behalf of Borrowers in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Mezzanine Loan, including financial statements of Borrowers and Owners and

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operating statements and rent rolls with respect to the Properties. This indemnity agreement will be in addition to any liability which Borrowers may otherwise have.

            (c)    In connection with any Exchange Act Filing, Borrowers shall
(i) indemnify Mezzanine Lender, the UBS Group and the Underwriter Group for Liabilities to which Mezzanine Lender, the UBS Group and/or the Underwriter Group actually incur insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Mezzanine Lender, the UBS Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Mezzanine Lender, the UBS Group and/or the Underwriter Group in connection with defending or investigating the Liabilities.

            (d)    Promptly after receipt by an indemnified party under this
SECTION 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this SECTION 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this SECTION 9.2, such indemnified party shall pay for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party.

            (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in SECTION 9.2(b) or
(c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under SECTION 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); PROVIDED, HOWEVER, that no Person guilty of fraudulent misrepresentation (within the meaning of SECTION 11(f) of the Securities Act) shall be

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

entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) UBS's and Borrowers' relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Mezzanine Lender and Borrowers hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

            (f) The liabilities and obligations of both Borrowers and Mezzanine Lender under this SECTION 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

     9.3    RATING SURVEILLANCE.

     Mezzanine Lender will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Borrowers, but shall not exceed a one-time charge of $5,000.00 (the "RATING SURVEILLANCE CHARGE").

     9.4    SEVERANCE DOCUMENTATION.

     Mezzanine Lender shall have the right, at any time (whether prior to or after any sale, participation or Securitization of all or any portion of the Mezzanine Loan) to modify the Mezzanine Loan (including, without limitation, the Laughlin Mezzanine Loan, the Medford Mezzanine Loan and/or the Warrenton Mezzanine Loan) in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of any or all of the Mezzanine Notes, reduce the number of components of any or all of the Mezzanine Notes, revise the interest rate for each component, reallocate the principal balances of the Mezzanine Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Mezzanine Loan (including the elimination of the related allocations of principal and interest payments), provided that the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance of the Mezzanine Loan immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Mezzanine Notes immediately prior to such modification and, taken as a whole, the economic and other material terms and provisions of the Mezzanine Loan, as so modified, are not materially less favorable to Borrowers. At Mezzanine Lender's election, each note comprising the Mezzanine Loan may be subject to one or more Securitizations. Mezzanine Lender shall have the right to modify any or all of the Mezzanine Notes and any components in accordance with this SECTION 9.4 and, provided that such modification shall comply with the terms of this SECTION 9.4, it shall become immediately effective. If requested by Mezzanine Lender, Borrowers shall promptly execute amendments to the Mezzanine Loan Documents to evidence any such modification.

                                   ARTICLE 10

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                                    DEFAULTS

     10.1   EVENTS OF DEFAULT.

            (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                   (i) if any monthly installment of principal and/or interest due under any of the Mezzanine Notes or the payment of the Obligations due on the Maturity Date is not paid when due;

                   (ii) if any other portion of the Obligations (other than as set forth in the foregoing clause (i)) is not paid when due and such non-payment continues for five (5) days following written notice to Borrowers that the same is due and payable;

                   (iii) if any of the Taxes or Other Charges are not paid when due (provided that it shall not be an Event of Default if there are sufficient funds in the tax reserve account established pursuant to the terms of the Senior Loan Agreement to pay such amounts when due, no other Event of Default is then continuing and Agent fails to make such payment in violation of the Senior Loan Agreement);

                   (iv) if any of the Policies are not (A) delivered to Mezzanine Lender and (B) kept in full force and effect in accordance with the terms and conditions hereof;

                   (v) subject to the provisions of SECTION 8.1, if any Borrower breaches or permits or suffers a breach of the provisions of
     SECTION 4.2.1;

                   (vi) if any representation or warranty made by any Borrower or either or both Guarantors herein or in any other Mezzanine Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Mezzanine Lender, shall have been false or misleading in any material respect as of the date such representation or warranty was made;

                   (vii) if any Borrower, any Owner, any SPC Party or either or both Guarantors shall make an assignment for the benefit of creditors;

                   (viii) if a receiver, liquidator or trustee shall be appointed for any Borrower, any Owner, any SPC Party or either or both Guarantors or if any Borrower, any Owner, any SPC Party or either or both Guarantors shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, any Owner, any SPC Party or either or both Guarantors, or if any proceeding for the dissolution or liquidation of any Borrower, any Owner, any SPC Party or either or both Guarantors shall be instituted; PROVIDED, HOWEVER, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Borrower, any Owner, such SPC Party or either or both Guarantors, upon the same not being discharged, stayed or dismissed within thirty (30) days following its filing;

                   (ix) if any Borrower attempts to assign its rights under this Agreement or any of the other Mezzanine Loan Documents or any interest herein or therein in contravention of the Mezzanine Loan Documents;

                   (x) if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Mezzanine Lender in connection with the Mezzanine Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Mezzanine Loan, is or shall become untrue in any material respect;

                   (xi) if any Borrower or any SPC Party breaches any representation, warranty or covenant contained in SECTION 3.1.24 hereof or if any Owner breaches any representation, warranty or covenant contained in
     SECTION 3.1.24 of the Senior Loan Agreement;

                   (xii) if any Event of Default as defined or described in the Senior Loan Documents occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or permit Senior Lender to accelerate the maturity of any portion of the Senior Loan;

                   (xiii) if any Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, and such Default shall continue for ten (10) days after written notice to such Borrower from Mezzanine Lender, in the case of any such other Default which can be cured by the payment of a sum of money, or for thirty (30) days after written notice to Borrowers from Mezzanine Lender in the case of any such Default; PROVIDED, HOWEVER, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that such Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for such Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

                   (xiv) if there shall be an Event of Default under any of the other Mezzanine Loan Documents beyond any applicable notice and cure periods contained in such Mezzanine Loan Documents, whether as to any Borrower, either or both Guarantors or any Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Mezzanine Lender to accelerate the maturity of all or any portion of the Obligations;

                   (xv) if any Borrower breaches the negative covenant contained in SECTION 4.2.15 hereof or acts or neglects to act in such a manner as to be considered a default under the Operating Agreements.

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                   (xvi)  If at any time the Leverage Ratio is more than five percent (5%) greater than the Initial Leverage Ratio.

            (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter Mezzanine Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Mezzanine Loan Documents or at law or in equity, take such action, without notice or demand, that Mezzanine Lender deems advisable to protect and enforce its rights against Borrowers and in and to the Collateral, including declaring the Obligations to be immediately due and payable, and Mezzanine Lender may enforce or avail itself of any or all rights or remedies provided in the Mezzanine Loan Documents against Borrowers and the Collateral, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii),
(viii) or (ix) above, the Debt and all other Obligations of Borrowers hereunder and under the other Mezzanine Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Mezzanine Loan Document to the contrary notwithstanding.

     10.2   REMEDIES.

            (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Mezzanine Lender against Borrowers under this Agreement or any of the other Mezzanine Loan Documents executed and delivered by, or applicable to, any Borrower or at law or in equity may be exercised by Mezzanine Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Mezzanine Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Mezzanine Loan Documents with respect to the Collateral. Any such actions taken by Mezzanine Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mezzanine Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mezzanine Lender permitted by law, equity or contract or as set forth herein or in the other Mezzanine Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Mezzanine Lender shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Mezzanine Lender shall remain in full force and effect until Mezzanine Lender has exhausted all of its remedies against the Collateral, the Pledges, Financing Statements and the other Mezzanine Loan Documents has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations has been paid in full.

            (b) Mezzanine Lender shall have the right from time to time to partially foreclose on any or all of the Pledges in any manner and for any amounts secured by the Pledges then due and payable as determined by Mezzanine Lender in its sole discretion, including the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Mezzanine Lender may foreclose any or all of the Pledges to recover such delinquent payments, or (ii) in the event

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Mezzanine Lender elects to accelerate less than the entire Outstanding Principal
Balance, Mezzanine Lender may foreclose any or all of the Pledges to recover so much of the Outstanding Principal Balance of the Mezzanine Loan as Mezzanine Lender may accelerate and such other sums secured by the Pledges as Mezzanine Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledges to secure payment of the sums secured by the Pledges and not previously recovered.

            (c) Mezzanine Lender shall have the right from time to time to sever the Mezzanine Notes and the other Mezzanine Loan Documents into one or more separate notes, pledges and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Mezzanine Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Each Borrower shall execute and deliver to Mezzanine Lender from time to time, promptly after the request of Mezzanine Lender, a severance agreement and such other reasonable documents as Mezzanine Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Mezzanine Lender. Each Borrower hereby absolutely and irrevocably appoints Mezzanine Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, each Borrower ratifying all that its said attorney shall do by virtue thereof; PROVIDED, HOWEVER, Mezzanine Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Mezzanine Lender of Mezzanine Lender's intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to
SECTION 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Mezzanine Loan Documents.

            (d) Any amounts recovered from the Collateral or any other collateral for the Mezzanine Loan after and during the continuance of an Event of Default may be applied by Mezzanine Lender toward the payment of any interest and/or principal of the Mezzanine Loan and/or any other amounts due under the Mezzanine Loan Documents in such order, priority and proportions as Mezzanine Lender in its sole discretion shall determine.

     10.3   MEZZANINE LENDER'S RIGHT TO PERFORM.

     If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after such Borrower's receipt of written notice thereof from Mezzanine Lender, without in any way limiting Mezzanine Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Mezzanine Loan Documents, Mezzanine Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Mezzanine Lender incurred or paid in connection therewith shall be payable by Borrowers to Mezzanine Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Pledges and the other Mezzanine Loan Documents)

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and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Mezzanine Lender shall have no obligation to send notice to Borrowers of any such failure.

     10.4   REMEDIES CUMULATIVE.

     The rights, powers and remedies of Mezzanine Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Mezzanine Lender may have against Borrowers pursuant to this Agreement or the other Mezzanine Loan Documents, or existing at law or in equity or otherwise. Mezzanine Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Mezzanine Lender may determine in Mezzanine Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to any Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by any Borrower or to impair any remedy, right or power consequent thereon.

                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1   SUCCESSORS AND ASSIGNS.

     All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers, shall inure to the benefit of the legal representatives, successors and assigns of Mezzanine Lender.

     11.2   MEZZANINE LENDER'S DISCRETION.

     Whenever pursuant to this Agreement Mezzanine Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Mezzanine Lender, the decision of Mezzanine Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Mezzanine Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Mezzanine Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Mezzanine Lender's determination of Rating Agency criteria, shall be substituted therefore.

     11.3   GOVERNING LAW.

            (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY MEZZANINE LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH

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STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE
UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER MEZZANINE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL MEZZANINE LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MEZZANINE LENDER OR ANY OR ALL OF THE BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT MEZZANINE LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                        SCHIFF HARDIN & WAITE
                        150 EAST 52ND STREET, SUITE 2700
                        NEW YORK, NEW YORK 10022P
                        ATTENTION: DAVID A. GROSSBERG, ESQ. (CHICAGO
                        OFFICE)

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

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO ANY OR ALL BORROWERS IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON EACH BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO MEZZANINE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), PROVIDED THERE SHALL ALWAYS BE THE SAME AUTHORIZED AGENT FOR ALL BORROWERS, AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR, PROVIDED THERE SHALL ALWAYS BE THE SAME AUTHORIZED AGENT FOR ALL BORROWERS.

     11.4   MODIFICATION, WAIVER IN WRITING.

     No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Mezzanine Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrowers, shall entitle any or all Borrowers to any other or future notice or demand in the same, similar or other circumstances.

     11.5   DELAY NOT A WAIVER.

     Neither any failure nor any delay on the part of Mezzanine Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Mezzanine Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Mezzanine Loan Document, Mezzanine Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Mezzanine Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Mezzanine Lender shall have the right to waive or reduce any time periods that Mezzanine Lender is entitled to under the Mezzanine Loan Documents in its sole and absolute discretion.

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

     11.6   NOTICES.

     All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "NOTICE") required, permitted, or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this SECTION 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Mezzanine       UBS Warburg Real Estate Investments Inc.
Lender:               1285 Avenue of the Americas
                      11th Floor
                      New York, New York 10019
                      Attention: Andrew B. Cohen
                      Facsimile No. (212) 713-4631

with a copy to:       Brown Raysman Millstein Felder & Steiner LLP
                      900 Third Avenue
                      New York, New York 10022
                      Attention: Jeffrey B. Steiner, Esq.
                      Facsimile No. (212) 895-2900

and:                  Wachovia Bank, National Association
                      8739 Research Dr., URP4
                      Charlotte, North Carolina 28288-1075
                      Attention: David Tucker
                      Facsimile No.: (704) 593-7735

                      or any successor Servicer of the Mezzanine Loan

If to Borrowers:      c/o Horizon Group Properties, Inc.
                      77 West Wacker Drive
                      Suite 4200
                      Chicago, Illinois 60601
                      Attention: Mr.David Tinkham
                      Facsimile No.: (312) 917-8440

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

and                   c/o Horizon Group Properties, Inc.
                      5000 Hakes Drive
                      Muskegon, Michigan  49441
                      Attention:  Terri Springstead
                      Facsimile No.:  (231) 798 5100

with a copy to:       Schiff Hardin & Waite
                      7300 Sears Tower
                      Chicago, Illinois 60606
                      Attention:  David A. Grossberg, Esq.
                      Facsimile No.:  (312) 258-5700

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this SECTION 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Mezzanine Lender may also be given by Servicer and Mezzanine Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Mezzanine Lender.

     11.7   TRIAL BY JURY.

     EACH BORROWER AND MEZZANINE LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE MEZZANINE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND MEZZANINE LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

     11.8   HEADINGS.

     The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     11.9   SEVERABILITY.

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

     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.10  PREFERENCES.

     Mezzanine Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers (or any of them) to any portion of the Obligations of Borrowers hereunder. To the extent any or all Borrowers make a payment or payments to Mezzanine Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Mezzanine Lender.

     11.11  WAIVER OF NOTICE.

     No Borrower shall be entitled to any notices of any nature whatsoever from Mezzanine Lender except with respect to matters for which this Agreement or the other Mezzanine Loan Documents specifically and expressly provide for the giving of notice by Mezzanine Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Mezzanine Lender with respect to any matter for which this Agreement or the other Mezzanine Loan Documents do not specifically and expressly provide for the giving of notice by Mezzanine Lender to Borrowers (or any of them).

     11.12  REMEDIES OF BORROWER.

     In the event that a claim or adjudication is made that Mezzanine Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Mezzanine Loan Documents, Mezzanine Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Mezzanine Lender nor its agents shall be liable for any monetary damages, and Borrowers' (and each Borrower's) sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Mezzanine Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     11.13  EXPENSES; INDEMNITY.

            (a) Borrowers shall pay or, if Borrowers fail to pay, reimburse Mezzanine Lender upon receipt of notice from Mezzanine Lender, for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Mezzanine Lender in connection with (i)

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

Borrowers' (and each Borrower's) ongoing performance of and compliance with Borrowers' (and each Borrower's) agreements and covenants contained in this Agreement and the other Mezzanine Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (ii) Mezzanine Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Mezzanine Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Mezzanine Loan Documents and any other documents or matters requested by Borrowers (or any of them); (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Mezzanine Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Mezzanine Lender pursuant to this Agreement and the other Mezzanine Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrowers (or any of them), this Agreement, the other Mezzanine Loan Documents, the Collateral, or any other security given for the Mezzanine Loan; and (vi) enforcing any Obligations of or collecting any payments due from Borrowers (or any of them) under this Agreement, the other Mezzanine Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; PROVIDED, HOWEVER, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the active gross negligence, illegal acts, fraud or willful misconduct of Mezzanine Lender. Any costs due and payable to Mezzanine Lender may be paid, at Mezzanine Lender's election in its sole discretion, from any amounts in the Subordinate Deposit Account.

            (b) Borrowers shall indemnify, defend and hold harmless Mezzanine Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Mezzanine Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Mezzanine Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Mezzanine Lender in any manner relating to or arising out of (i) any breach by any or all Borrowers of its/their Obligations under, or any material misrepresentation by any or all Borrowers contained in, this Agreement or the other Mezzanine Loan Documents,
(ii) the use or intended use of the proceeds of the Mezzanine Loan, (iii) any information provided by or on behalf of any or all Borrowers or any or all Owners, or contained in any documentation approved by any or all Borrowers; (iv) ownership of the Pledges, the Collateral or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any or all of the Properties or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the any or all of the Properties or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any or all of the Properties; (viii) any failure of any or all of the Properties to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming

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

to be entitled to a commission in connection with any Lease or other transaction involving any or all of the Properties or any part thereof, or any liability asserted against Mezzanine Lender with respect thereto; and (x) the claims of any lessee of any portion of any or all of the Properties or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; (collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that Borrowers shall not have any obligation to Mezzanine Lender hereunder to the extent that such Indemnified Liabilities arise from the active gross negligence, illegal acts, fraud or willful misconduct of Mezzanine Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Mezzanine Lender.

     11.14  SCHEDULES INCORPORATED.

     The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     11.15  OFFSETS, COUNTERCLAIMS AND DEFENSES.

     Any assignee of Mezzanine Lender's interest in and to this Agreement and the other Mezzanine Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.

     11.16  NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.

            (a) Borrowers and Mezzanine Lender intend that the relationships created hereunder and under the other Mezzanine Loan Documents be solely that of borrowers and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrowers and Mezzanine Lender nor to grant Mezzanine Lender any interest in the Collateral other than that of pledgee, beneficiary or lender.

            (b) This Agreement and the other Mezzanine Loan Documents are solely for the benefit of Mezzanine Lender and nothing contained in this Agreement or the other Mezzanine Loan Documents shall be deemed to confer upon anyone other than Mezzanine Lender any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Mezzanine Lender to make the Mezzanine Loan hereunder are imposed solely and exclusively for the benefit of Mezzanine Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Mezzanine Lender will refuse to make the Mezzanine Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Mezzanine Lender if, in Mezzanine Lender's sole discretion, Mezzanine Lender deems it advisable or desirable to do so.

     11.17  PUBLICITY.

     All news releases, publicity or advertising by Borrowers (or any of them) or their Affiliates through any media intended to reach the general public which refers to the Mezzanine Loan Documents or the financing evidenced by the Mezzanine Loan Documents, to Mezzanine Lender, UBS or any of their affiliates shall be subject to the prior approval of Mezzanine Lender, which approval shall not be unreasonably withheld.

     11.18  WAIVER OF MARSHALLING OF ASSETS.

     To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Owners, their respective members or partners, as applicable, and others with interests in such Borrower or such Owner, and of the applicable Individual Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Mezzanine Lender under the Mezzanine Loan Documents to a sale of the Collateral for the collection of the Obligations without any prior or different resort for collection or of the right of Mezzanine Lender to the payment of the Obligations out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

     11.19  WAIVER OF OFFSETS/DEFENSES/COUNTERCLAIMS.

     Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Mezzanine Lender or its agents or otherwise to offset any obligations to make the payments required by the Mezzanine Loan Documents. No failure by Mezzanine Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrowers (or any of them) are obligated to make under any of the Mezzanine Loan Documents.

     11.20  CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

     In the event of any conflict between the provisions of this Agreement and any of the other Mezzanine Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Mezzanine Loan Documents and that such Mezzanine Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each Borrower acknowledges that, with respect to the Mezzanine Loan, such Borrower shall rely solely on its own judgment and advisors in entering into the Mezzanine Loan without relying in any manner on any statements, representations or recommendations of Mezzanine Lender or any parent, subsidiary or affiliate of Mezzanine Lender. Mezzanine Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Mezzanine Loan

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Documents or any other agreements or instruments which govern the Mezzanine Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Mezzanine Lender of any equity interest any of them may acquire in any or all of the Borrowers, and each Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Mezzanine Lender's exercise of any such rights or remedies. Each Borrower acknowledges that Mezzanine Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of such Borrower or its Affiliates.

     11.21  BROKERS AND FINANCIAL ADVISORS.

     Borrowers hereby represent that, except for George Smith Partners ("BROKER"), they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrowers will pay Broker a commission pursuant to a separate agreement. Borrowers shall indemnify, defend and hold Mezzanine Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Mezzanine Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrowers (or any of them) or Mezzanine Lender in connection with the transactions contemplated herein. The provisions of this SECTION 11.21 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

     11.22  EXCULPATION.

            (a) Subject to the qualifications below, Mezzanine Lender shall not enforce the liability and obligation of Borrowers to perform and observe the Obligations contained in the Mezzanine Notes, this Agreement, the Pledges or the other Mezzanine Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrowers (or any of them) or their members or managers, except that Mezzanine Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Mezzanine Lender to enforce and realize upon its interest under the Mezzanine Notes, this Agreement, the Pledges and the other Mezzanine Loan Documents, or in the Collateral or any other collateral given to Mezzanine Lender pursuant to the Mezzanine Loan Documents; PROVIDED, HOWEVER, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of each Borrower's respective interest in the Collateral and in any other collateral given to Mezzanine Lender, and Mezzanine Lender, by accepting the Mezzanine Notes, this Agreement, the Pledges and the other Mezzanine Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrowers (or any of them) or their members or managers in any such action or proceeding under or by reason of or under or in connection with the Mezzanine Notes, this Agreement, the Pledges or the other Mezzanine Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Mezzanine Loan Documents; (b) impair the right of Mezzanine Lender to name Borrowers (or any of them) as a party defendant in any action or suit for foreclosure and sale under the Pledges or the other Mezzanine Loan Documents; (c) affect the validity or enforceability of any of the Mezzanine Loan Documents or any guaranty made in

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connection with the Mezzanine Loan or any of the rights and remedies of
Mezzanine Lender thereunder; (d) impair the right of Mezzanine Lender to obtain the appointment of a receiver; (e) constitute a prohibition against Mezzanine Lender to seek a deficiency judgment against Borrowers (or any of them) in order to fully realize the security granted by the Pledges or to commence any other appropriate action or proceeding in order for Mezzanine Lender to exercise its remedies against the Collateral; or (f) constitute a waiver of the right of Mezzanine Lender to enforce the liability and obligation of Borrowers (or any of them), by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation actually incurred by Mezzanine Lender (which shall be exclusive of any cancellation rights) (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                   (i) fraud or material misrepresentation of a material fact by or on behalf of Borrowers (or any of them) or either or both Guarantors or any of their respective agents or representatives in connection with the Mezzanine Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act ("RICO");

                   (ii) the gross negligence or willful misconduct by or on behalf of Borrowers, Owners (or any of them) or either or both Guarantors or any of their respective agents or representatives in connection with the Mezzanine Loan;

                   (iii) the breach by any Borrower of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Mezzanine Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Mezzanine Lender with respect thereto in either document;

                   (iv) wrongful removal or willful destruction of any portion of the Properties after an Event of Default;

                   (v) any intentional, physical waste of any Individual Property resulting from the action or inaction of Borrowers, Owners (or any of them) or Manager which materially adversely affects the value of such Individual Property;

                   (vi) any Legal Requirement (including RICO) resulting in the forfeiture by Borrowers, Owners (or any of them) of any Individual Property, or any material portion thereof, because of the conduct or purported conduct of criminal activity by Borrowers, Owners (or any of them) or either or both Guarantors or any of their respective agents or representatives in connection therewith;

                   (vii) any material misrepresentation, miscertification or breach of warranty by any Borrower with respect to any representation, warranty or certification contained in this Agreement or any other Mezzanine Loan Document or in any document executed in connection therewith, pursuant to any of the Mezzanine Loan Documents or otherwise to induce Mezzanine Lender to make the Mezzanine Loan, or any advance thereof, or to release monies from any account held by Mezzanine Lender (including any reserve or escrow) or to take other action with respect to any of the Collateral for the Mezzanine Loan;

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                   (viii) the misapplication or conversion by or on behalf of
     Borrowers, Owners (or any of them) of (A) any insurance proceeds paid by reason of any loss, damage or destruction to any Individual Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of any Individual Property, or (C) any Gross Revenues (including Rents, security deposits, advance deposits or any other deposits and Lease Termination Payments);

                   (ix) failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Individual Property, to the extent such Liens are not bonded over or discharged in accordance with
     SECTION 3.6 of the Mortgages;

                   (x) any security deposits, advance deposits or any other deposits collected with respect to any Individual Property which are not delivered to Mezzanine Lender in accordance with the provisions of the Mezzanine Loan Documents;

                   (xi) the failure to pay Taxes with respect to any Individual Property if such Individual Property generates sufficient Gross Revenue to pay such Taxes;

                   (xii) failure to obtain and maintain the fully paid for Policies in accordance with SECTION 5.1.1 hereof;

                   (xiii) the failure of any or all of the Borrowers to cause Owners to permit on-site inspections of any or all of the Properties as required by SECTION 4.1.5 hereof or to provide financial information as required by SECTION 4.1.7 hereof; and/or

                   (xiv) Borrowers' indemnification of Mezzanine Lender set forth in SECTION 9.2 hereof.

          Notwithstanding anything to the contrary in this Agreement or any of the other Mezzanine Loan Documents, (A) Mezzanine Lender shall not be deemed to have waived any right which Mezzanine Lender may have under
     SECTION 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Mezzanine Lender in accordance with the Mezzanine Loan Documents, and
     (B) the Obligations shall be fully recourse to Borrowers in the event that:
     (i) any or all of the Borrowers fail to maintain its/their status as a single purpose entity or fail to appoint a new property manager upon the request of Mezzanine Lender after the occurrence of any of the events set forth in SECTION 7.3, each as required by, and in accordance with the terms and provisions of, this Agreement and the Pledges; (ii) any or all of the Borrowers fail to obtain Mezzanine Lender's prior consent to any subordinate financing or other voluntary Lien encumbering any Individual Property or the Collateral; (iii) any or all of the Borrowers fail to obtain Mezzanine Lender's prior consent to any Transfer of any Individual Property or the Collateral or any interest therein or any Transfer of any direct or indirect interest in Borrowers (or any of them), in either case as required by the Pledges or this Agreement other than a Permitted Transfer; (iv) Borrowers (or any of them) file a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) an Affiliate, officer, director or representative which controls, directly or indirectly, any Borrower files, or joins in the filing of, an involuntary petition against Borrowers (or any of them) under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrowers (or any of them) from any Person; (vi) Borrowers (or any of them) file an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vii) any Affiliate, officer, director or representative which controls Borrowers (or any of them) consent to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrowers (or any of them) or any portion of any Individual Property or the Collateral;
     (viii) Borrowers (or any of them) make an assignment for the benefit of creditors or admit, in writing or in any legal proceeding, its insolvency or inability to pay its/their debts as they become due; or (ix) if either or both Guarantors (or any Person comprising either or both Guarantors), Borrowers (or any of them) or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Mezzanine Lender or performance of the obligations in question without incurring recourse hereunder.under or in connection with the Guaranty, the Mezzanine Notes, the Pledges or any other Mezzanine Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Mezzanine Lender or any right in connection with any security for the Mezzanine Loan, which the court in any such action or proceeding determines is without merit (in the case of a defense) or is unwarranted (in the case of a request for judicial intervention or injunctive or other equitable relief); PROVIDED, HOWEVER, that Borrowers shall be entitled to assert a good faith defense of payment

     11.23  PRIOR AGREEMENTS.

     This Agreement and the other Mezzanine Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Application Letter dated March 26, 2002 (as amended by letter dated May 23, 2002) between Horizon Group Properties, Inc. and Mezzanine Lender, are superseded by the terms of this Agreement and the other Mezzanine Loan Documents.

     11.24  SERVICER.

     At the option of Mezzanine Lender, the Mezzanine Loan may be serviced by a servicer (the "SERVICER") selected by Mezzanine Lender and Mezzanine Lender may delegate all or any portion of its responsibilities under this Agreement and the other Mezzanine Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Mezzanine Lender and Servicer. Borrower shall be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement and any reasonable set-up fees and/or any other initial costs relating to or arising under the Servicing Agreement.

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

     11.25  JOINT AND SEVERAL LIABILITY.

     If more than one Person has executed this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

     11.26  CREATION OF SECURITY INTEREST.

     Notwithstanding any other provision set forth in this Agreement, the Mezzanine Note, the Pledges or any of the other Mezzanine Loan Documents, Mezzanine Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Mezzanine Notes, the Pledges and any other Mezzanine Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     11.27  ASSIGNMENTS AND PARTICIPATIONS.

            (a) Mezzanine Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement.

            (b) Upon such execution and delivery, from and after the effective date specified in the related assignment and acceptance agreement, the assignee thereunder shall be a party hereto and shall have the rights and obligations of Mezzanine Lender hereunder to the extent of its interest in the Mezzanine Loan.

            (c) Mezzanine Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) Mezzanine Lender's obligations under this Agreement shall remain unchanged, (ii) Mezzanine Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(ii) Mezzanine Lender shall remain the holder of any Mezzanine Notes for all purposes of this Mezzanine Loan Agreement and (iv) Borrowers shall continue to deal solely and directly with Mezzanine Lender in connection with Mezzanine Lender's rights and obligations under and in respect of this Agreement and the other Mezzanine Loan Documents.

     Mezzanine Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.27, disclose to the assignee or participant or proposed assignees or participants, as the case may be, any information relating to Borrowers (or any of them), Owners (or any of them) or any of its/their Affiliates or to any aspect of the Mezzanine Loan that has been furnished to Mezzanine Lender by or on behalf of the Borrowers (or any of them), Owners (or any of them) or any of its/their Affiliates.

     11.28  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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

     11.29  PROOFS OF CLAIM.

     In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting any Borrower, any Owner, any SPC Party or any Guarantor, or their respective creditors or property, Mezzanine Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mezzanine Lender allowed in such proceedings for the Obligations at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrowers hereunder after such date.

     11.30  WAIVER OF STAY.

     Borrower agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Borrower from paying all or any portion of the Obligations or which may affect the covenants or the performance of this Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

     11.31  SET-OFF.

     In addition to any rights and remedies of Mezzanine Lender provided by this Agreement and by law, Mezzanine Lender shall have the right in its sole discretion, without prior notice to Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrowers (or any of them) hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Mezzanine Lender or any Affiliate thereof to or for the credit or the account of Borrowers. Mezzanine Lender agrees promptly to notify Borrowers after any such set-off and application made by Mezzanine Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                                   ARTICLE 12

                                   SENIOR LOAN

            12.1.1    COMPLIANCE WITH SENIOR LOAN DOCUMENTS.

            (a) Borrowers shall, or shall cause Owners to (i) pay all principal, interest and other sums required to be paid by Owners under and pursuant to the provisions of the Senior Loan

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Documents; (ii) diligently perform, observe and comply with all of the terms, provisions, covenants and obligations of Owners under all of the Senior Loan Documents as and when required under the Senior Loan Documents, unless such performance or observance shall be waived in writing by Senior Lender.

            (b) Borrowers shall cause Owners to fund all reserves required to be funded pursuant to the Senior Loan Documents. In the event of a refinancing of the Senior Loan permitted by the terms of this Agreement, Borrowers will cause all reserves on deposit with Senior Lender to be utilized by Owners to reduce the amount due and payable to Mezzanine Lender or alternatively shall be remitted to Mezzanine Lender as a mandatory prepayment of the Mezzanine Loan.

            (c)       Promptly (and, in any event, no later than one Business
Day) after receipt, Borrowers will deliver to Mezzanine Lender a true, correct and complete copy of all notices, demands, requests or material correspondence (including electronically transmitted items) received from Senior Lender by Owner or any guarantor under the Senior Loan Documents.

            (d) Unless otherwise delivered to Mezzanine Lender pursuant to the provisions of SECTION 4.1.6, Borrowers will deliver (or cause Owners to deliver) to Mezzanine Lender all of the financial statements, reports, certificates and related items delivered or required to be delivered by Owners to Senior Lender under the Senior Loan Documents as and when due under the Senior Loan Documents.

     12.2   SENIOR LOAN DEFAULTS.

            (a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrowers from any of their obligations hereunder, if there shall occur any default under the Senior Loan Documents, Borrowers hereby expressly agree that Mezzanine Lender shall have the immediate right, without prior notice to Borrowers, but shall be under no obligation: (i) to pay all or any part of the Senior Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of any Borrower and/or any Owner as may be appropriate, to cause all of the terms, covenants and conditions of the Senior Loan Documents on the part of any Owner to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Mezzanine Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Mezzanine Lender in the Mezzanine Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Mezzanine Lender in exercising rights under this SECTION
8.2 (including attorneys' fees) (i) shall constitute additional advances of the Mezzanine Loan to Borrowers, (ii) shall increase the then unpaid principal balance of the Mezzanine Loan, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Mezzanine Lender, (iv) shall constitute a portion of the Obligations, and (v) shall be secured by the Pledges.

            (b) Borrowers hereby indemnify Mezzanine Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys' and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Mezzanine Lender as a result of the foregoing actions. Mezzanine Lender shall have no obligation to Borrowers, any Borrower Representative, any Owner or any other party to make any such payment or performance. Borrowers shall not impede, interfere with, hinder or delay, and shall not permit Owners to impede, interfere with, hinder or delay, any effort or action on the part of Mezzanine Lender to cure any default or asserted default under the Senior Loan, or to otherwise protect or preserve Mezzanine Lender's interests in the Mezzanine Loan and the Collateral following a default or asserted default under the Senior Loan.

            (c) Any default or breach by Owners under the Senior Loan Documents which is not cured prior to the expiration of any applicable grace, notice or cure period afforded to Owners under the Senior Loan Documents shall constitute an Event of Default, without regard to any subsequent payment or performance of any such obligations by Mezzanine Lender. Borrowers hereby grant Mezzanine Lender and any person designated by Mezzanine Lender the right to enter upon the Properties at any time following the occurrence and during the continuance of any default, or the assertion by Senior Lender that a default has occurred under the Senior Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Borrowers', Owners' and/or Mezzanine Lender's interest. Mezzanine Lender may take such action as Mezzanine Lender deems reasonably necessary or desirable to carry out the intents and purposes of this subsection (including communicating with Senior Lender with respect to any Senior Loan defaults), without prior notice to, or consent from, any Borrower. Mezzanine Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Mezzanine Lender.

            (d) If Mezzanine Lender shall receive a copy of any notice of default under the Senior Loan Documents sent by Senior Lender to any Owner, such notice shall constitute full protection to Mezzanine Lender for any action taken or omitted to be taken by Mezzanine Lender, in good faith, in reliance thereon. As a material inducement to Mezzanine Lender's making the Mezzanine Loan, Borrowers hereby absolutely and unconditionally release and waive all claims against Mezzanine Lender arising out of Mezzanine Lender's exercise of its rights and remedies provided in this SECTION 8.2, except for Mezzanine Lender's gross negligence or willful misconduct. In the event that Mezzanine Lender makes any payment in respect of the Senior Loan, Mezzanine Lender shall be subrogated to all of the rights of Senior Lender under the Senior Loan Documents against the Properties, in addition to all other rights it may have under the Mezzanine Loan Documents.

     12.2   SENIOR LOAN ESTOPPELS.

     After request by Mezzanine Lender, Borrowers shall (or shall cause Owners to) from time to time, use reasonable efforts to obtain from Senior Lender such estoppel certificates with respect to the status of the Senior Loan and compliance by Owners with the terms of the Senior Loan Documents as may reasonably be requested by Mezzanine Lender. In the event or to the extent that Senior Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrowers shall not be in breach of this provision so long as Borrowers furnish to Mezzanine Lender an estoppel executed by Borrowers and Owners expressly representing to Mezzanine Lender the information requested by Mezzanine Lender regarding the status of the Senior Loan and the compliance by Owners with the terms of the Senior Loan Documents. Borrowers hereby indemnify Mezzanine Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys' and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Mezzanine Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Senior Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel executed by Borrowers and Owners.

            12.2.3    NO AMENDMENTS TO SENIOR LOAN; REFINANCING OF SENIOR LOAN,
ETC.

                (a) Without obtaining the prior written consent of Mezzanine Lender, Borrowers shall not cause or permit Owners to (i) amend or modify the Senior Loan Documents, (ii) refinance the Senior Loan unless such refinancing is in an amount sufficient to repay the Mezzanine Loan (including all interest, the Yield Maintenance Premium and all other amounts due to Mezzanine Lender) in its entirety and such proceeds are used to so repay the Mezzanine Loan or (iii) take any action in violation of the terms of the Senior Loan Documents.

                (b) Borrowers will not permit Owners to make any elections or request any consents or waivers or exercise any right, election or remedy under any of the Senior Loan Documents which would materially adverse effect any Borrower, any Owner, the Properties or the operation thereof without first obtaining the prior written approval of Mezzanine Lender. Borrowers shall cause Owners to provide Mezzanine Lender with a copy of any amendment or modification to the Senior Loan Documents within ten (10) Business Days after the execution thereof.

            12.2.4    ACQUISITION OF SENIOR LOAN

     Neither any Borrower, any SPC Party, any Owner nor any Affiliate of any of them shall acquire or agree to acquire the Senior Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Senior Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, any Borrower, any SPC Party, any Owner or any Affiliate of any of them shall have failed to comply with the foregoing, then Borrowers: (i) shall immediately notify Mezzanine Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Senior Loan Documents: (A) not to enforce the Senior Loan Documents; and (B) upon the request of Mezzanine Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Senior Loan, (2) reconvey and release the lien securing the Senior Loan and any other collateral under the Senior Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Senior Loan Documents.

            12.2.5    DEED IN LIEU OF FORECLOSURE.

     Borrowers shall not, and Borrowers shall not cause, suffer or permit Owners to, enter into any deed-in-lieu or consensual foreclosure with or for the benefit of Senior Lender or any of its affiliates.

Without the express prior written consent of Mezzanine Lender, Borrowers shall not, and Borrowers shall not cause, suffer or permit Owners to, enter into any consensual sale or other transaction in connection with the Senior Loan which could diminish, modify, terminate, impair or otherwise adversely affect the interests of Mezzanine Lender or Borrowers, the Collateral or any portion thereof or any interest therein or of Owners in the Properties or any portion thereof or any interest therein.

     12.3   INTERCREDITOR AGREEMENT.

     Borrowers hereby acknowledge and agree that any intercreditor agreement entered into between Mezzanine Lender and Senior Lender will be solely for the benefit of Mezzanine Lender and Senior Lender, and that Borrowers and Owners shall not be intended third-party beneficiaries of any of the provisions therein, shall have no rights thereunder and shall not be entitled to rely on any of the provisions contained therein. Mezzanine Lender and Senior Lender shall have no obligation to disclose to Borrowers the contents of the intercreditor agreement. Borrowers' obligations hereunder are and will be independent of such intercreditor agreement and shall remain unmodified by the terms and provisions thereof.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                       BORROWER:

                                       LAUGHLIN HOLDINGS LLC, a Delaware limited
                                        liability company

                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                       MEDFORD HOLDINGS LLC, a Delaware limited
                                        liability company

                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                       WARRENTON HOLDINGS LLC,  a Delaware
                                        limited liability company

                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                       MEZZANINE LENDER:

                                       UBS WARBURG REAL ESTATE
                                       INVESTMENTS INC., a Delaware corporation

                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE I

                                    RENT ROLL

                                (Attached hereto)

                                   SCHEDULE II

                              ORGANIZATIONAL CHART

                                (Attached hereto)

                                  SCHEDULE III

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                   SCHEDULE IV

                                LEGAL DESCRIPTION

                                (Attached hereto)

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS; PRINCIPLES OF CONSTRUCTION................................................  320

   1.1             Specific Definitions...........................................................  320
   1.2             Principles of Construction.....................................................  336

ARTICLE 2  THE MEZZANINE LOAN.....................................................................  337

   2.1             The Mezzanine Loan.............................................................  337
        2.1.1             Agreement to Lend and Borrow............................................  337
        2.1.2             Single Disbursement to Borrowers........................................  337
        2.1.3             The Mezzanine Notes.....................................................  337
        2.1.4             Use of Proceeds.........................................................  338
   2.2             Interest Rate..................................................................  338
        2.2.1             Interest Rate...........................................................  338
        2.2.2             Default Rate............................................................  338
        2.2.3             Interest Calculation....................................................  338
        2.2.4             Usury Savings...........................................................  338
   2.3             Mezzanine Loan Payments........................................................  339
        2.3.1             Payments Before Stated Maturity Date....................................  339
        2.3.2             Payments Generally......................................................  339
        2.3.3             Payment on Maturity Date................................................  340
        2.3.4             Late Payment Charge.....................................................  340
        2.3.5             Method and Place of Payment.............................................  340
   2.4             Prepayments....................................................................  340
        2.4.1             Voluntary Prepayments...................................................  341
        2.4.2             Mandatory Prepayments...................................................  342
        2.4.3             Prepayments After Default...............................................  342

ARTICLE 3  REPRESENTATIONS AND WARRANTIES.........................................................  342

   3.1             Borrower Representations.......................................................  342
        3.1.1             Organization............................................................  343
        3.1.2             Proceedings.............................................................  343
        3.1.3             No Conflicts............................................................  343
        3.1.4             Litigation..............................................................  343
        3.1.5             Agreements..............................................................  343
        3.1.6             Consents................................................................  344
        3.1.7             Title...................................................................  344
        3.1.8             No Plan Assets..........................................................  344
        3.1.9             Compliance..............................................................  345
        3.1.10            Financial Information...................................................  345
        3.1.11            Condemnation............................................................  345

        3.1.12            Easements; Utilities and Public Access..................................  345
        3.1.13            Separate Lots...........................................................  346
        3.1.14            Assessments.............................................................  346
        3.1.15            Enforceability..........................................................  346
        3.1.16            Collateral..............................................................  346
        3.1.17            Insurance...............................................................  347
        3.1.18            Licenses................................................................  347
        3.1.19            Flood Zone..............................................................  347
        3.1.20            Physical Condition......................................................  347
        3.1.21            Boundaries..............................................................  347
        3.1.22            Leases..................................................................  347
        3.1.23            Filing and Recording Taxes..............................................  348
        3.1.24            Single Purpose..........................................................  348
        3.1.25            Tax Filings.............................................................  352
        3.1.26            Solvency................................................................  352
        3.1.27            Federal Reserve Regulations.............................................  353
        3.1.28            Ownership of Owner; Organizational Chart................................  353
        3.1.29            Organizational Status...................................................  353
        3.1.30            Bank Holding Company....................................................  353
        3.1.31            No Casualty.............................................................  354
        3.1.32            Purchase Options........................................................  354
        3.1.33            FIRPTA..................................................................  354
        3.1.34            PUHCA...................................................................  354
        3.1.35            Investment Company Act..................................................  354
        3.1.36            Use of Property.........................................................  354
        3.1.37            Fiscal Year.............................................................  354
        3.1.38            No Other Financing......................................................  354
        3.1.39            Contracts...............................................................  354
        3.1.40            Full and Accurate Disclosure............................................  355
        3.1.41            Other Obligations and Liabilities.......................................  355
        3.1.42            Senior Loan.............................................................  355
        3.1.43            Transfer of Properties..................................................   34

   3.2             Survival of Representations....................................................  355

ARTICLE 4  BORROWER COVENANTS.....................................................................  355

   4.1             Borrower Affirmative Covenants.................................................  355
        4.1.1             Payment and Performance of Obligations..................................  356
        4.1.2             Existence; Compliance with Legal Requirements...........................  356
        4.1.3             Taxes and Other Charges.................................................  356
        4.1.4             Litigation..............................................................  356
        4.1.5             Access to Property; Inspection..........................................  357
        4.1.6             Further Assurances; Supplemental Mortgage Affidavits....................  358
        4.1.7             Financial Reporting.....................................................  358

        4.1.8             Lien on the Collateral..................................................  360
        4.1.9             Estoppel Statement......................................................  360
        4.1.10            Leases..................................................................  361
        4.1.11            Alterations.............................................................  362
        4.1.12            Approval of Major Contracts.............................................  363
   4.2             Borrower Negative Covenants....................................................  363
        4.2.1             Due on Sale and Encumbrance; Transfers of Interests.....................  363
        4.2.2             Liens...................................................................  364
        4.2.3             Dissolution.............................................................  364
        4.2.4             Change in Business......................................................  364
        4.2.5             Debt Cancellation.......................................................  365
        4.2.6             Affiliate Transactions..................................................  365
        4.2.7             Zoning..................................................................  365
        4.2.8             Assets..................................................................  365
        4.2.9             No Joint Assessment.....................................................  365
        4.2.10            Principal Place of Business.............................................  365
        4.2.11            Change of Name, Identity or Structure...................................  365
        4.2.12            Special Purpose.........................................................  366
        4.2.13            ERISA...................................................................  366
        4.2.14            Compliance with Restrictive Covenants, Etc..............................  367
        4.2.15            Incurrence of Expenses..................................................  367
        4.2.16            Compliance with Restrictive Covenants, Etc..ERROR! BOOKMARK NOT DEFINED.
        4.2.17            Embargoed Person........................................................  367

ARTICLE 5  INSURANCE, CASUALTY AND CONDEMNATION...................................................  367

   5.1             Insurance......................................................................  367
        5.1.1             Insurance Policies......................................................  367
        5.1.2             Insurance Company.......................................................  372
   5.2             Casualty and Condemnation......................................................  373
        5.2.1             Casualty................................................................  373
        5.2.2             Condemnation............................................................  373
        5.2.3             Casualty and Condemnation Proceeds......................................  374
        5.2.4             Release of an Individual Property.......................................   53

ARTICLE 6  CASH MANAGEMENT AND RESERVE FUNDS......................................................  375

   6.1             Cash Management Arrangements and Reserves......................................  375
        6.1.1             Cash Management Arrangements............................................  375
        6.1.2             Reserves................................................................  375
   6.2             Security Interest in Accounts..................................................  375
        6.2.1             Grant of Security Interest..............................................  375
        6.2.2             Income Taxes; Interest..................................................  375
        6.2.3             Prohibition Against Further Encumbrance.................................  376
   6.3             Property Cash Flow Allocation..................................................  376
        6.3.1             Order of Priority of Funds in Subordinate Deposit Account...............  376

        6.3.2             Application After Event of Default......................................  376

ARTICLE 7  PROPERTY MANAGEMENT....................................................................  376

   7.1             The Management Agreement.......................................................  376
   7.2             Prohibition Against Termination or Modification................................  377
   7.3             Replacement of Manager.........................................................  377

ARTICLE 8  PERMITTED TRANSFERS....................................................................  377

   8.1             Permitted Transfers of Interests in Borrowers..................................  377
        8.1.1             Notwithstanding anything to the contrary contained in Section 4.2.1, the following Transfers ("Permitted Transfers") shall be deemed to be permitted hereunder without the consent of Mezzanine Lender:.............................  377
        8.1.2             Permitted Transfers of Properties...........ERROR! BOOKMARK NOT DEFINED.

ARTICLE 9  SALE AND SECURITIZATION OF COLLATERAL..................................................  378

   9.1             Sale of Mortgage and Securitization............................................  379
   9.2             Securitization Indemnification.................................................  381
   9.3             Rating Surveillance............................................................  384
   9.4             Severance Documentation........................................................  384

ARTICLE 10  DEFAULTS..............................................................................  384

   10.1            Events of Default..............................................................  385
   10.2            Remedies.......................................................................  387
   10.3            Mezzanine Lender's Right to Perform............................................  388
   10.4            Remedies Cumulative............................................................  389

ARTICLE 11  MISCELLANEOUS.........................................................................  389

   11.1            Successors and Assigns.........................................................  389
   11.2            Mezzanine Lender's Discretion..................................................  389
   11.3            Governing Law..................................................................  389
   11.4            Modification, Waiver in Writing................................................  391
   11.5            Delay Not a Waiver.............................................................  391
   11.6            Notices........................................................................  392
   11.7            Trial by Jury..................................................................  393
   11.8            Headings.......................................................................  393
   11.9            Severability...................................................................  393
   11.10           Preferences....................................................................  394
   11.11           Waiver of Notice...............................................................  394
   11.12           Remedies of Borrower...........................................................  394
   11.13           Expenses; Indemnity............................................................  394
   11.14           Schedules Incorporated.........................................................  396

   11.15           Offsets, Counterclaims and Defenses............................................  396
   11.16           No Joint Venture or Partnership; No Third Party Beneficiaries..................  396
   11.17           Publicity......................................................................  397
   11.18           Waiver of Marshalling of Assets................................................  397
   11.19           Waiver of Offsets/Defenses/Counterclaims.......................................  397
   11.20           Conflict; Construction of Documents; Reliance..................................  397
   11.21           Brokers and Financial Advisors.................................................  398
   11.22           Exculpation....................................................................  398
   11.23           Prior Agreements...............................................................  401
   11.24           Servicer............................................................ ..........  401
   11.25           Joint and Several Liability....................................................  402
   11.26           Creation of Security Interest..................................................  402
   11.27           Assignments and Participations.................................................  402
   11.28           Counterparts...................................................................  402
   11.29           Proofs of Claim................................................................  403
   11.30           Waiver of Stay.................................................................  403
   11.31           Set-Off........................................................................  403

ARTICLE 12  SENIOR LOAN...........................................................................  403

        12.1.1            Compliance with Senior Loan Documents...................................  403
   12.2            Senior Loan Defaults...........................................................  404
        12.2.2            Senior Loan Estoppels...................................................  405
        12.2.3            No Amendments to Senior Loan; Refinancing of Senior Loan, Etc...........  406
        12.2.4            Acquisition of Senior Loan..............................................  406
        12.2.5            Deed in Lieu of Foreclosure.............................................  406
   12.3            Intercreditor Agreement........................................................  407

                                    SCHEDULES

SCHEDULE I         RENT ROLL
SCHEDULE II        ORGANIZATIONAL CHART
SCHEDULE III       EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
SCHEDULE IV        LEGAL DESCRIPTIONS